                                                                     EXHIBIT 4.1


                     ______________________________________


                            ELDORADO RESORTS LLC and
                            ELDORADO CAPITAL CORP.,
                                   as Issuers

                                      and

                              FLEET NATIONAL BANK,
                                   as Trustee

                             _____________________


                                   INDENTURE


                           Dated as of July 31, 1996

                             _____________________


                                  $100,000,000


                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2006


                     ______________________________________

                                   CROSS-REFERENCE TABLE*

       Trust Indenture
         Act Section                                          Indenture Section
       ---------------                                        -----------------
         310(a)(1).......................................     7.10
            (a)(2).......................................     7.10
            (a)(3).......................................     N.A.
            (a)(4).......................................     N.A.
            (b)   .......................................     7.08; 7.10; 10.02
            (c)   .......................................     N.A.
         311(a)   .......................................     7.11
            (b)   .......................................     7.11
            (c)   .......................................     N.A.
         312(a)   .......................................     2.05
            (b)   .......................................     10.03
            (c)   .......................................     10.03
         313(a)   .......................................     7.06
            (b)(1).......................................     N.A.
            (b)(2).......................................     7.06
            (c)   .......................................     7.06; 10.02
            (d)   .......................................     7.06
         314(a)   .......................................     4.01; 10.02
            (b)   .......................................     N.A.
            (c)(1).......................................     10.04
            (c)(2).......................................     10.04
            (c)(3).......................................     N.A.
            (d)   .......................................     N.A.
            (e)   .......................................     10.05
            (f)   .......................................     N.A.
         315(a)   .......................................     7.01(b)
            (b)   .......................................     7.05; 10.02
            (c)   .......................................     7.01(a)
            (d)   .......................................     7.01(c)
            (e)   .......................................     6.11
         316(a)(last sentence)...........................     2.09
            (a)(1)(A)....................................     6.05
            (a)(1)(B)....................................     6.04
            (a)(2).......................................     N.A.
            (b)   .......................................     6.07
         317(a)(1).......................................     6.08
            (a)(2).......................................     6.09
            (b)   .......................................     2.04
         318(a)   .......................................     10.01

         N.A. means not applicable.
       ---------------

       *This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                     Page
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE..........................    1
     Section 1.01           Definitions.............................    1
     Section 1.02           Other Definitions.......................   22
     Section 1.03           Incorporation by Reference of Trust
                            Indenture Act...........................   23
     Section 1.04           Rules of Construction...................   23

ARTICLE 2
THE NOTES...........................................................   24
     Section 2.01           Form and Dating.........................   24
     Section 2.02           Execution and Authentication............   25
     Section 2.03           Registrar; Paying Agent; Depositary;
                            Global Note Holder......................   26
     Section 2.04           Paying Agent to Hold Money in Trust.....   26
     Section 2.05           Noteholder Lists........................   27
     Section 2.06           Transfer and Exchange...................   27
     Section 2.07           Replacement Notes.......................   33
     Section 2.08           Outstanding Notes.......................   34
     Section 2.09           When Treasury Notes Disregarded.........   34
     Section 2.10           Temporary Notes.........................   34
     Section 2.11           Gaming Redemption.......................   34
     Section 2.12           Cancellation............................   35
     Section 2.13           Defaulted Interest......................   35
     Section 2.14           CUSIP Number............................   36

ARTICLE 3
REDEMPTION AND PREPAYMENT...........................................   36
     Section 3.01           Notices to Trustee......................   36
     Section 3.02           Selection of Notes to be Redeemed.......   37
     Section 3.03           Notice of Redemption....................   37
     Section 3.04           Effect of Notice of Redemption..........   38
     Section 3.05           Deposit of Redemption Price.............   38
     Section 3.06           Notes Redeemed in Part..................   39
     Section 3.07           Optional Redemption.....................   39
     Section 3.08           Mandatory Redemption....................   40
     Section 3.09           Offer to Purchase by Application of
                            Excess Proceeds.........................   40
     Section 3.10           Compliance with Tender Offer Rules......   42

ARTICLE 4
COVENANTS OF THE ISSUERS............................................   42
     Section 4.01           Payment of Notes........................   42
     Section 4.02           SEC Reports.............................   43
     Section 4.03           Compliance Certificate..................   43
     Section 4.04           Maintenance of Office or Agency.........   44
     Section 4.05           Limitations on Restricted Payments......   45
     Section 4.06           Continued Existence; Restrictions on
                            Activities of Capital...................   47
     Section 4.07           Taxes...................................   48
     Section 4.08           Change of Control.......................   48



     Section 4.09         Limitation on Indebtedness..............   50
     Section 4.10         Limitation on Other Senior Subordinated
                          Debt....................................   52
     Section 4.11         Limitations on Liens....................   52
     Section 4.12         Dividend and Other Payment Restrictions
                          Affecting Subsidiaries..................   52
     Section 4.13         Limitations on Transactions with
                          Affiliates..............................   53
     Section 4.14         Stay, Extension and Usury Laws..........   54
     Section 4.15         Limitation on Sales of Assets...........   54
     Section 4.16         Subsidiary Guarantees...................   57
     Section 4.17         Payments for Consent....................   57
     Section 4.18         Designation of an Unrestricted
                          Subsidiary as Restricted................   58
     Section 4.19         Designation of a Subsidiary as
                          Unrestricted............................   58
     Section 4.20         Business Activities.....................   58
     Section 4.21         Independent Member of the Management
                          Committee...............................   59
     Section 4.22         Further Assurance to the Trustee........   59
     Section 4.23         Maintenance of Properties...............   60
     Section 4.24         Insurance...............................   60
     Section 4.25         Investment Company Act..................   60

ARTICLE 5
SUCCESSORS........................................................   60
     Section 5.01         Merger, Consolidation, Etc..............   60
     Section 5.02         Successor Corporation Substituted.......   62
     Section 5.03         Purchase Offer on Change of Control.....   62

ARTICLE 6
DEFAULTS AND REMEDIES.............................................   62
     Section 6.01         Events of Default.......................   62
     Section 6.02         Acceleration............................   64
     Section 6.03         Other Remedies..........................   65
     Section 6.04         Waiver of Past Defaults.................   65
     Section 6.05         Control by Majority.....................   66
     Section 6.06         Limitation on Suits.....................   66
     Section 6.07         Rights of Holders to Receive Payment....   67
     Section 6.08         Collection Suit by Trustee..............   67
     Section 6.09         Trustee May File Proofs of Claim........   67
     Section 6.10         Priorities..............................   67
     Section 6.11         Undertaking for Costs...................   68

ARTICLE 7
TRUSTEE...........................................................   68
     Section 7.01         Duties of Trustee.......................   68
     Section 7.02         Rights of Trustee.......................   69
     Section 7.03         Individual Rights of Trustee............   70
     Section 7.04         Trustee's Disclaimer....................   71
     Section 7.05         Notice of Defaults......................   71
     Section 7.06         Reports by Trustee to Holders...........   71
     Section 7.07         Compensation and Indemnity..............   71
     Section 7.08         Replacement of Trustee..................   72


     Section 7.09          Successor Trustee by Merger, etc........   74
     Section 7.10          Eligibility; Disqualification...........   74
     Section 7.11          Preferential Collection of Claims
                           Against Issuers.........................   74

ARTICLE 8
SATISFACTION AND DISCHARGE OF INDENTURE............................   74
     Section 8.01          Option To Effect Legal Defeasance Or
                           Covenant Defeasance.....................   74
     Section 8.02          Legal Defeasance And Discharge..........   74
     Section 8.03          Covenant Defeasance.....................   75
     Section 8.04          Conditions To Legal Or Covenant
                           Defeasance..............................   76
     Section 8.05          Deposited Money And Government
                           Securities To Be Held In Trust; Other
                           Miscellaneous Provisions................   77
     Section 8.06          Repayment To The Issuers................   78
     Section 8.07          Reinstatement...........................   78

ARTICLE 9
AMENDMENTS.........................................................   79
     Section 9.01          Without Consent of Holders..............   79
     Section 9.02          With Consent of Holders.................   79
     Section 9.03          Compliance with Trust Indenture Act.....   81
     Section 9.04          Revocation and Effect of Consents.......   81
     Section 9.05          Notation on or Exchange of Notes........   81
     Section 9.06          Trustee Protected.......................   82

ARTICLE 10
SUBORDINATION......................................................   82
     Section 10.01         Agreement To Subordinate................   82
     Section 10.02         Liquidation; Dissolution; Bankruptcy....   83
     Section 10.03         Default on Designated Senior Debt.......   83
     Section 10.04         Acceleration of Notes...................   84
     Section 10.05         When Distribution Must Be Paid Over.....   84
     Section 10.06         Notice By The Issuers...................   85
     Section 10.07         Subrogation.............................   85
     Section 10.08         Relative Rights.........................   85
     Section 10.09         Subordination May Not Be Impaired By the
                           Issuers.................................   86
     Section 10.10         Distribution Or Notice To
                           Representative..........................   86
     Section 10.11         Rights Of Trustee And Paying Agent......   86
     Section 10.12         Authorization To Effect Subordination...   87
     Section 10.13         Legend..................................   87
     Section 10.14         No Waiver...............................   87

ARTICLE 11
GENERAL PROVISIONS.................................................   88
     Section 11.01         Trust Indenture Act Controls............   88
     Section 11.02         Notices.................................   88
     Section 11.03         Communication by Holders with Other
                           Holders.................................   89


     Section 11.04        Certificate and Opinion as to Conditions
                          Precedent...............................   89
     Section 11.05        Statements Required in Certificate or
                          Opinion.................................   89
     Section 11.06        Rules by Trustee and Agents.............   90
     Section 11.07        No Recourse Against Others..............   90
     Section 11.08        Counterparts............................   90
     Section 11.09        Other Provisions........................   90
     Section 11.10        Governing Law...........................   91
     Section 11.11        No Adverse Interpretation of Other
                          Agreements..............................   91
     Section 11.12        Successors..............................   91
     Section 11.13        Severability............................   91
     Section 11.14        Table of Contents, Headings, Etc........   91

EXHIBITS

Exhibit A     Form of Private Placement Note
Exhibit B     Form of Exchange Note
Exhibit C     Certificate to be Delivered Upon Exchange or Registration of
              Transfer of Notes
Exhibit D     Form of Legal Opinion on Transfer
Exhibit E     Form of Subsidiary Guarantee

          THIS INDENTURE, dated July 31, 1996, is entered into between Eldorado Resorts LLC, a Nevada limited-liability company (the "Company") and Eldorado
                                                      -------
Capital Corp., a Nevada corporation ("Capital" and, together with the Company, the "Issuers"), and Fleet National Bank, a national banking association, as
     -------
trustee (the "Trustee").
              -------

          The Issuers and Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuers' 10 1/2% Senior Subordinated Notes due August 15, 2006 (the "Private Placement Notes")
                                                    -----------------------
and the Issuers' 10 1/2% Senior Subordinated Notes due August 15, 2006 to be issued in exchange for the Private Placement Notes pursuant to the terms of the Registration Rights Agreement (as hereinafter defined) (the "Exchange Notes"
                                                             --------------
and, together with the Private Placement Notes, the "Notes").
                                                     -----


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01   Definitions.
               -----------

          "Acquired Debt" means, with respect to any specified Person, (i)
           -------------
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Adjusted Net Assets" of a Guarantor at any date means the amount by
           -------------------
which the book value of the property and assets of such Guarantor exceeds the total amount of liabilities, including without limitation contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date.

          "Affiliate" of any specified Person means any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that
                                                           --------
Beneficial Ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or Co-Registrar.
           -----

          "assets" means any tangible or intangible assets or rights or real or
           ------
personal properties of any Person.

          "Asset Sale" means (i) the sale, lease, conveyance or other
           ----------
disposition of any assets (including, without limitation, by way of a sale and leaseback) and (ii) the issue or sale by the Issuers or any of their Restricted Subsidiaries of Equity Interests of any of the Issuers' Restricted Subsidiaries, in the case of either clause (i) or (ii) of this definition, whether in a single transaction or a series of related transactions for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following shall be deemed not to be Asset Sales: (A) the disposition of Cash Equivalents or the sale of inventory or obsolete furniture, fixtures, equipment or other property (real or personal) in the ordinary course of business; (B) dispositions of gaming equipment in the ordinary course of business pursuant to an established program for the maintenance and upgrading of such equipment; (C) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; (D) the grant in the ordinary course of business of, or lapse of, any license of patents, trademarks and other similar intellectual property, including transfer of intellectual property relating exclusively to the conduct of the business of The Brew Brothers, provided that, in such event,
                                                  --------
the Company shall be granted a license to use such transferred intellectual property for a nominal fee; (E) pursuant to the foreclosure of any Lien on assets securing any FF&E Financing or Capital Lease Obligation permitted pursuant to the provisions of Section 4.09, provided that such FF&E Financing or
                              ------------  --------
Capital Lease Obligation is secured by a Lien that relates only to assets purchased with such FF&E Financing or Capital Lease Obligation, and provided,
                                                                    --------
further, that such foreclosure or other remedy is conducted in a commercially
- -------
reasonable manner or in accordance with applicable law; (F) involving only the lease or sublease for a term not to exceed ten years (other than a sale and a leaseback transaction or similar transaction in which the owner, prior to the transaction, does not retain the residual interest of the property at the conclusion of the term of the lease) of real or personal property in the ordinary course of business and provided that, with respect to a lease or
                                --------
sublease for which (i) the aggregate rental payments exceed $1.0 million per annum the Company delivers to the Trustee a resolution of the Management Committee set forth in an Officers' Certificate certifying that the lease has been approved unanimously by the Management Committee and (ii) the aggregate rental payments exceed $5.0 million per annum the Company delivers to the Trustee an opinion as to the fairness to the Company of such lease from a financial point of view by an accounting, appraisal or investment banking firm of national standing; (G) resulting from (i) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or contribution to the capital of any Unrestricted

Subsidiary, in accordance with the applicable provisions of the Indenture, or
(ii) the sale of Capital Stock of any Unrestricted Subsidiary or the sale of all or substantially all of the assets of any Unrestricted Subsidiary; (H) a transfer of assets by the Issuers to a Consolidated Subsidiary or by a Consolidated Subsidiary to the Issuers or to another Consolidated Subsidiary;
(I) an issuance of Equity Interests by a Consolidated Subsidiary to the Issuers or to another Consolidated Subsidiary; (J) a Permitted Investment, Restricted Payment or other payment or distribution that is permitted by the provisions of

Section 4.05; and (K) the contribution, in exchange for an equity interest or
- ------------
debt obligation, of Development Property to a joint venture in which the Company, directly or indirectly, holds an equity interest.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or
           --------------
state law for the relief of debtors.

          "Beneficial Owner" (including, with correlative meanings,
           ----------------
"Beneficially Owned" and "Beneficial Ownership") means, with respect to any
- -------------------       --------------------
Capital Stock, a "person," as such term is used in Section 13(d)(3) of the Exchange Act, that is a "beneficial owner," as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, of such Capital Stock.

          "Business Day" means any day other than a Saturday, Sunday or a Legal
           ------------
Holiday.

          "Capital Lease Obligation" means, at the time any determination
           ------------------------
thereof is to be made, the amount of liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means, (i) in the case of a corporation, corporate
           -------------
stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited-liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets or, the issuing Person.

          "Carano Interests" means Donald L. Carano, his spouse, lineal
           ----------------
descendants (including adopted children and their lineal descendants) and any trust or entity owned, controlled by or established for the exclusive benefit of, or the estate of, any of the foregoing.

          "Cash Equivalents" means (i) United States dollars, (ii) securities
           ----------------
issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) of this definition entered into with any financial institution meeting the qualifications specified in clause (iii) of this definition, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (vi) shares of any fund investing exclusively in investments of the type described in clauses (i), (ii), (iii) and (iv) of this definition if such fund has net assets of not less than $500.0 million.

          "Change of Control" means the occurrence of any of the following: (i)
           -----------------
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Carano Interests or an Included Person, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) prior to the consummation of an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Carano Interests cease to control a majority of the voting power of the Company (other than in connection with an Initial Public Offering and sales or other dispositions of Capital Stock that do not result in the Carano Interests as a group no longer Beneficially Owning such Capital Stock), (iv) after an Initial Public Offering, the Company's becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any Person or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Carano Interests, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership of 35% or more of the total voting power entitled to vote in the election of the Management Committee or Board of Directors, as the case may be, or such other Person surviving the transaction and, at such time, the Carano Interests shall fail to Beneficially Own, directly or indirectly, securities representing greater than the combined voting power of the Company's or such other Person's Capital Stock as is

Beneficially Owned by such Person or group, (v) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of Capital, other than by reason of a merger of Capital with and into a corporate successor to the Company, and (vi) during any period of two consecutive years, individuals who at the beginning of such period constituted the Management Committee (together with any new managers whose election or appointment by such committee or whose nomination for election by the members of the Company was approved by a vote of a majority of the managers then still in office who were either managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Management Committee then in office; provided, however, that the
                                                     --------  -------
sale or transfer by the Carano Interests to an Included Person shall not be a Change of Control so long as such Included Person maintains an ownership interest that, if held by the Carano Interests, would not constitute a Change of Control; and provided, further, that for purposes of this definition (except
             --------  -------
clause (v) of this definition) the term "Company" shall mean "Parent" should Parent exist and for purpose of clause (vi) of this definition, Management Committee and managers shall mean board of directors and directors should Parent exist.

          "Consolidated Cash Flow" means, with respect to any Person for any
           ----------------------
period, the Consolidated Net Income of such Person for such period plus, to the
                                                                   ----
extent deducted in computing Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits or, so long as such Person is treated as a partnership or other pass through entity for United States federal income tax purposes, the Tax Amount of such Person and its Restricted Subsidiaries for such period, (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, (v) pre-opening expenses to the extent that such pre-opening expenses were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP and (vi) any abandonment loss incurred in connection with the expansion of the Eldorado which was reflected on the Company's Consolidated Statement of Income for the period ended December 31, 1995. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuers by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulation applicable to such Restricted Subsidiary or its equity interest holders.

          "Consolidated Net Income" means, with respect to any Person for any
           -----------------------
period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is
           --------
not a Restricted Subsidiary or that is accounted for by the equity method of accounting (including without limitation ELLC) shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Consolidated Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination of Consolidated Net Income for such period permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgments, decrees, orders, statutes, rules or governmental regulation applicable to such Restricted Subsidiary or its equity interest holders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles and any losses resulting from the application of Statement of Financial Accounting Standards No. 121 shall be excluded and (v) the Net Income of any Unrestricted Subsidiary, other than ELLC, shall be excluded, whether or not distributed to the Issuers or their Restricted Subsidiaries.

          "Consolidated Net Worth" means, with respect to any Person, the amount
           ----------------------
by which the total assets of such Person and its Restricted Subsidiaries exceed the sum of (i) the total liabilities of such Person and its Restricted Subsidiaries plus (ii) any Disqualified Stock of such Person and its Restricted Subsidiaries (other than any such Disqualified Stock issued to such Person or any of its Restricted Subsidiaries), in each case determined in accordance with GAAP.

          "Consolidated Subsidiary" of any Person means a Restricted Subsidiary
           -----------------------
of such Person which could be included with such Person in a consolidated group of such Person for federal income tax reporting.

          "Continuing Member" means, as of any date of determination, any member
           -----------------
of the Management Committee who (i) was a member of the Management Committee as of the date of this Indenture or (ii) was nominated for election to the Management Committee with the approval of at least a majority of the Continuing Members who were members of the Management Committee at the time of such nomination or election.

          "Daniels Notes" means Indebtedness in an amount not to exceed $3.5
           -------------
million incurred to finance the acquisition of the Daniels Property.

          "Daniels Property" means that certain parcel of real property together
           ----------------
with improvements thereon located in the City of Reno, County of Washoe, State of Nevada, located on Washoe Assessor Parcels 007-292-18, 007-292-20 and 007-292-25, and more commonly known as Daniel's Motor Lodge, 275 North Sierra Street, Reno, Nevada 89501.

          "Default" means any event that is, or with the passage of time or the
           -------
giving of notice or both would be, an Event of Default.

          "Depositary" means, with respect to the Notes issuable or issued in
           ----------
whole or in part in global form, the Person specified in Section 2.03 hereof as
                                                         ------------
the Depositary with respect to the Notes, and any successor thereto.

          "Designated Senior Debt" means (i) Indebtedness under the Senior
           ----------------------
Credit Agreement and (ii) any other Senior Debt permitted to be incurred by the Issuers under the terms of the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Management Committee as "Designated Senior Debt." Upon such designation, the Issuers shall notify the Trustee in writing of the identity of the holders of each component of such Designated Senior Debt and the principal amount of each such component of Designated Senior Debt.

          "Development Property" means a parcel of real property that is not
           --------------------
part of a Gaming Facility and that (i) was owned as of the date of this Indenture by the Company, (ii) was owned as of the date of this Indenture by Affiliates of the Company and transferred to the Company or a joint venture in which the Company participates and valued at the acquisition cost of such parcels by such Affiliate plus an amount equal to interest at the rate of 10% per annum on such acquisition cost from the date of acquisition by such Affiliate, (iii) the Daniels Property or (iv) is acquired by the Company after the date of this Indenture and has a fair market value of less than $1.0 million on the date of determination.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by
           ------------------
the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

          "Eldorado" means the casino/hotel owned and operated by the Company
           --------
and located at Fourth and Virginia Streets in Reno, Nevada.

          "ELLC" means Eldorado Limited Liability Company, a Nevada limited-
           ----
liability company.

          "ELLC Member Notes" means Indebtedness in an amount not to exceed $3.9
           -----------------
million incurred in connection with the acquisition by the Company of certain membership interests of ELLC from Affiliates of the Company.

          "ELLC Note" means that certain promissory note (or other evidence of
           ---------
Indebtedness) in aggregate principal amount of $23.0 million made by ELLC in favor of the Company.

          "Equity Interests" means Capital Stock and all warrants, options or
           ----------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Event of Default" has the meaning set forth in Section 6.01 hereof.
           ----------------                               ------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute.

          "Exchange Offer" means an offer to exchange Private Placement Notes
           --------------
for Exchange Notes pursuant to the Registration Rights Agreement.

          "Existing Indebtedness" means Indebtedness of the Issuers and their
           ---------------------
Restricted Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

          "FF&E" means furniture, fixtures and equipment, including gaming
           ----
equipment, used in connection with any Gaming Business.

          "FF&E Financing" means the incurrence of Indebtedness, the proceeds of
           --------------
which shall be used to finance the acquisition by the Company or a Restricted Subsidiary of FF&E used in connection with any Gaming Facility whether or not secured by a Lien on such FF&E; provided that such Indebtedness does not exceed
                                --------
the fair market value of such FF&E at the time of its acquisition.

          "Fixed Charges" means, with respect to any Person for any period, the
           -------------
sum of (without duplication) (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding all other amortization of debt issuance costs) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Disqualified Stock of such Person (other than payments to such Person and its Consolidated Subsidiaries), times (b) a fraction, the numerator of which is one and the
               -----
denominator of which is one minus the then current combined federal, state and
                            -----
local statutory tax rate of such Person (or, in the case of a Person that is a partnership, the combined federal, state and local tax rate to which such Person would be subject if it were a Nevada corporation filing separate tax returns with respect to its Taxable Income), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any
           ---------------------------
period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period; provided, however, that (i)
                                                     --------  -------
in the event that such Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems any preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; (ii) in the event that such Person or any of its Restricted Subsidiaries designates an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 4.18 hereof, or makes any acquisitions or
                              ------------
dispositions (including Asset Sales), including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such acquisitions or dispositions, as if the same had occurred at the beginning of the applicable four-quarter reference period, and, in the case of a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income; (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

          "Gaming Authority" means any agency, authority, board, bureau,
           ----------------
commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Nevada State Gaming Commission, the Nevada State Gaming Control Board and any other applicable gaming regulatory authority with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

          "Gaming Business" means the gaming business and includes all
           ---------------
businesses necessary for, incident to, connected with or arising out of the operation of a gaming establishment or facility (including developing and operating lodging, retail and restaurant facilities, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and any businesses incident and useful to the Gaming Business, including without limitation food and beverage distribution operations to the extent that they are operated in connection with a gaming business.

          "Gaming Facility" means any tangible vessel, building, or other
           ---------------
structure used or expected to be used to enclose space in which a Gaming Business is conducted and (i) wholly or partially owned, directly or indirectly, by the Company or any Restricted Subsidiary or (ii) any portion or aspect of which is managed or used, or expected to be managed or used, by the Company or a Restricted Subsidiary; provided that the term Gaming Facility does not include
                       --------
any real property whether or not such vessel, building or other structure is located thereon or adjacent thereto or any furniture, fixtures and equipment, including gaming equipment, used in connection with any Gaming Business.

          "Gaming License" means any license, permit, franchise or other
           --------------
authorization from any Gaming Authority required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the Gaming Business of the Company and its Subsidiaries, including all licenses granted under the gaming laws of a jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the date of the Indenture, be subject.

          "Global Note Holder" means the Person specified in Section 2.03 hereof
           ------------------                                ------------
as custodian with respect to the Global Notes, or any successor thereto.

          "Government Securities" means direct obligations of, or obligations
           ---------------------
guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "Guarantee" means a guarantee (other than by endorsement of negotiable
           ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantor" means each Subsidiary that executes a Guarantee of the
           ---------
Issuers' payment obligations under the Notes and the Indenture in accordance with the provisions of the Indenture, and their respective successors and assigns.

          "HCM" means Hotel Casino Management, Inc., a Nevada corporation.
           ---

          "Hedging Obligations" means, with respect to any Person, the
           -------------------
obligations of such Person under (i) interest and currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

          "Holder" or "Noteholder" means a person in whose name a Note is
           ------      ----------
registered in the Registrar's books.

          "Included Persons" means any Person that (i) has a class of equity
           ----------------
securities that is traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, (ii) has equity market value as of the date of determination of $2 billion or more, (iii) has senior unsecured debt securities rated in a ratings category higher than the Notes, as rated by both of Moody's Investors Service and Standard & Poor's Ratings Group and (iv) engages primarily in the Gaming Business.

          "incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (by conversion, exchange, in connection with an acquisition or otherwise), assume, guaranty or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable" and "incurring" shall have meanings correlative to the foregoing).

          "Indebtedness" means, with respect to any Person, any indebtedness of
           ------------
such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations or the amount of any Person's obligation to the redemption, repayment or other repurchase of its Disqualified Stock, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; provided that, with respect to the Company and
                                  --------
its Restricted Subsidiaries, the Guarantee of Indebtedness shall not be deemed an incurrence of Indebtedness to the extent that the Indebtedness so guaranteed is permitted to be incurred by the Company or a Restricted Subsidiary pursuant to Section 4.05 hereof.
   ------------

          "Indenture" means this Indenture as amended or supplemented from time
           ---------
to time.

          "Initial Public Offering" means the first underwritten public offering
           -----------------------
of common Capital Stock of the Company or Parent registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities
Act) that results in net proceeds of at least $20.0 million to the Company or Parent, as the case may be.

          "Initial Purchasers" means Bear, Stearns & Co. Inc., Wasserstein
           ------------------
Perella Securities, Inc. and BA Securities, Inc., as the initial purchasers of the Private Placement Notes pursuant to the Purchase Agreement, dated as of July 25, 1996, between the Company and Bear, Stearns & Co. Inc., Wasserstein Perella Securities, Inc. and BA Securities, Inc.

          "Interest Payment Date" when used with respect to any of the Notes
           ---------------------
means the stated maturity of an installment of interest specified in such Note.

          "Interest Record Date" when used with respect to any of the Notes
           --------------------
means the date for determining the payee of an installment of interest specified in such Note.

          "Investments" means, with respect to any Person, all investments by
           -----------
such Person in other Persons in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to vendors and customers in the ordinary course of business that are recorded as accounts receivable in accordance with GAAP and excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity
                                  --------
Interests or other securities by the Issuers or any of their Restricted Subsidiaries for consideration consisting of Equity Interests (other than Disqualified Stock) of the Company shall not be deemed to be an Investment. If the Issuers or any of their Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of either Issuer, the Issuers shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means the date on which the Notes are originally issued
           ----------
under this Indenture.

          "Issuers" means each of the parties named as such above until a
           -------
successor replaces it in accordance with Article 5 of this Indenture and
                                         ---------
thereafter means each successor and each
successor thereto replaced in accordance with Article 5 of this Indenture.
                                              ---------

          "Joint Venture Agreement" means that certain Agreement of Joint
           -----------------------
Venture of Circus and Eldorado Joint Venture dated as of March 1, 1994 by and among ELLC, the Company, Circus Circus Enterprises, Inc. and Galleon, Inc. and relating to the Silver Legacy.

          "Legal Holiday"  means a day which banking institutions in the City of
           -------------
New York, the City of Hartford, Connecticut or the State of Nevada are not required to be open.

          "Legended Note" means any Note required to contain the legend set
           -------------
forth in Section 2.06(h) hereof.
         ---------------

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" means all liquidated damages owed pursuant to
           ------------------
Section 4 of the Registration Rights Agreement.

          "Management Agreement" means that certain Management agreement, dated
           --------------------
the date hereof, between the Company, REC and HCM.

          "Management Committee" means (i) for so long as the Company is a
           --------------------
limited liability company, the Board of Managers appointed pursuant to Article V of the Operating Agreement, (ii) if the Company is a partnership, the general partners or a committee or board generally managing the business of such partnership and (iii) otherwise, the board of directors of the Company.

          "Managers" means REC and HCM, or any successors thereto.
           --------

          "Material Gaming Facility" means on any date any Gaming Facility that
           ------------------------
is owned by the Company or a Restricted Subsidiary (i) which has contributed more than 10% of the Net Revenues of the Company during the Company's most recently completed four full fiscal quarters for which internal financial statements are available preceding such date (such contribution to be annualized if such Gaming Facility has not been in full operation for all of such four fiscal quarters) or (ii) the book value of which on such date constitutes more than 10% of the total assets of the Company and its Restricted Subsidiaries as of the end of the most recently completed fiscal quarter for which internal financial statements are available.

          "Maturity Date" means August 15, 2006.
           -------------

          "Member Notes" shall mean a series of notes of the Company that:  (i)
           ------------
are issued pro rata, to the members of the Company in contemplation of the Initial Public Offering; (ii) have terms specifying that principal amounts thereof may be paid only by proceeds from the Initial Public Offering; (iii) shall automatically be converted into membership interests, pro rata, (a) if not paid with proceeds of the Initial Public Offering within 90 days of issuance or
(b) upon the occurrence of an event of default under the Notes; (iv) have a stated maturity after the Notes; (v) are expressly subordinated in right of payment to the prior payment in full of the Notes; (vi) have stated interest payment dates no more often than semi-annually; (vii) have a stated interest rate of less than 10%; (viii) are unsecured; (ix) are not redeemable prior to stated maturity except from the proceeds of the Initial Public Offering; and (x) do not contain any terms or covenants which would cause the Member Notes to be in default prior to the Notes.

          "Net Income" means, with respect to any Person for any period, (i) the
           ----------
net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), less (ii) in
                                                                 ----
the case of any Person that is treated as a partnership or other pass through entity for United States federal or state income tax purposes, the Tax Amount of such Person for such period.

          "Net Proceeds" means the aggregate cash proceeds received by the
           ------------
Issuers, any of their Restricted Subsidiaries or ELLC in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes or Tax Distributions paid or payable by the Issuers, any of their Restricted Subsidiaries or ELLC as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), any purchase money obligations relating to the assets comprising such Asset Sale (to the extent repaid with the proceeds thereof) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Net Revenues" means the net revenues as determined under GAAP of the
           ------------
Company and its Restricted Subsidiaries as shown on the Company's financial statements.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the
           -----------------
Issuers nor any of their Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuers or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuers or any of their Restricted Subsidiaries.

          "Notes" has the meaning ascribed thereto in the preamble hereof.
           -----

          "Obligations" means any principal, interest, penalties, fees,
           -----------
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any person, Chairman of the Board,
           -------
the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of such Person.

          "Officers' Certificate" means a certificate signed by two Officers,
           ---------------------
one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company.

          "Operating Agreement" means the Operating Agreement of Eldorado
           -------------------
Resorts LLC, dated June 28, 1996, as amended as to the date hereof.

          "Opinion of Counsel" means a written opinion in form and substance,
           ------------------
and from legal counsel, reasonably acceptable to the recipient of such opinion, which opinion may be subject to any necessary or customary qualifications, exceptions, or limitations. The counsel may be an employee of or counsel to the Issuers or the Trustee.

          "Parent" means a corporation to be formed which shall own all or
           ------
substantially all of the common equity interests of the Company.

          "Participants" means those Persons designated as participants by the
           ------------
Depositary.

          "Permitted Investments" means (i) any Investment in the Issuers or in
           ---------------------
a Consolidated Subsidiary of the Issuers, including without limitation any Investment in the Gaming Business of the Issuers or any such Consolidated Subsidiaries of the Issuers; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Issuers or any of their Restricted Subsidiaries in a Person if, as a result of such Investment, (a) such Person becomes a Consolidated Subsidiary of the Company engaged in the Gaming Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Consolidated Subsidiary of the Company engaged in the Gaming Business; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.15 hereof; (v) advances and loans to employees of the Company and its Restricted Subsidiaries in the ordinary course of business; (vi) Investments acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or (b) as a result of a foreclosure by the Company or such Restricted Subsidiary or other transfer of title with respect to any secured Investment in default; (vii) the contribution, in exchange for an equity interest or debt obligation, of Development Property to a joint venture in which the Company, directly or indirectly, holds an equity interest; (viii) any Hedging Obligation; and (ix) capital expenditures including the acquisition of other tangible assets or the payment of costs of construction of real property improvements, in each case to be used or useful in the Gaming Business of the Company or its Restricted Subsidiaries.

          "Permitted Liens" means (i) Liens securing Senior Debt and
           ---------------
Indebtedness of Restricted Subsidiaries that is permitted to be incurred pursuant to Section 4.02 hereof; (ii) Liens securing Indebtedness that is pari
            ------------                                                  ----
passu in right of payment with the Notes, provided that the Notes are equally
- -----                                     --------
and ratably secured; (iii) Liens in favor of the Issuers or any of their Restricted Subsidiaries; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuers or any of their Restricted Subsidiaries, provided that such Liens were in existence prior to the
                         --------
contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuers or any such Restricted Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Issuers or any of their Restricted Subsidiaries, provided that such Liens were in existence prior to the
              --------
contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by
Section 4.09(b)(iv) hereof covering only the assets acquired with such
- -------------------
Indebtedness; (viii) Liens existing on the date hereof; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other
                                     --------
appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not
                     --------
yet due and payable; (xi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (xii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (xiii) judgment or attachment Liens not giving rise to an Event of Default; (xiv) Liens arising out of the purchase, consignment, shipment or storage of inventory or other goods in the ordinary course of business; (xv) any interest or title of a lessor in property subject to any Capital Lease Obligation or other lease; (xvi) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xvii) leases or subleases permitted pursuant to Section 4.15 hereof and that are
                                          ------------
granted to others and that do not interfere in any material respect with the business of the Company or any Restricted Subsidiary; (xviii) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any Restricted Subsidiary of its obligations under such lease; and (xix) Liens incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuers or any such Restricted Subsidiary.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the
           ----------------------------------
Issuers or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuers or any such Restricted Subsidiary; provided that: (i) the principal amount (or accreted
- --------
value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Issuer or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means an individual, partnership, limited-liability company,
           ------
corporation, trust or unincorporated organization and a government or agency or a political subdivision thereof.

          "Private Placement Notes" has the meaning ascribed thereto in the
           -----------------------
preamble hereof.

          "pro forma" means, with respect to any calculation made or required to
           --- -----
be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

          "Public Equity Offering" means an underwritten public offering of
           ----------------------
common Capital Stock of the Company or Parent registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities
Act) that results in net proceeds of a least $20.0 million to the Company.

          "Qualified Institutional Buyer" has the meaning assigned to that term
           -----------------------------
in Rule 144A under the Securities Act.

          "REC" means Recreational Enterprises, Inc., a Nevada corporation.
           ---

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of the date hereof, between the Issuers and the Initial Purchasers.

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative.

          "Restricted Investment" means an Investment other than a Permitted
           ---------------------
Investment.

          "Restricted Subsidiary" of a Person means any Subsidiary of such
           ---------------------
Person that is not an Unrestricted Subsidiary.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor statute.

          "Senior Credit Agreement" means that certain Amended and Restated Loan
           -----------------------
Agreement dated as of July 31, 1996 between the Company and Bank of America National Trust and Savings Association, as administrative agent and sole initial bank, together with the Guarantee issued by Capital and all instruments, documents and agreements executed in connection therewith, and any further substitution of lenders, amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof.

          "Senior Debt" means (i) Indebtedness under the Senior Credit Agreement
           -----------
and (ii) any other Indebtedness permitted to be incurred by the Issuers pursuant to Section 4.09 whether the same is outstanding on the date hereof or later
   ------------
incurred hereof, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt of the Issuers. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (a) any liability for federal, state, local or other taxes owed or owing by the Issuers, (b) any Indebtedness of the Issuers to any of their Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture, except that obligations under the Senior Credit Agreement shall not be deemed to be in violation of this Indenture.

          "Shelf Registration Statement" means a registration statement filed
           ----------------------------
with the Commission pursuant to the Securities Act and Rule 145 promulgated thereunder in connection with the public resale of Notes pursuant to the terms set forth in the Registration Rights Agreement.

          "Significant Guarantor" means any Guarantor with Adjusted Net Assets
           ---------------------
in excess of $5.0 million.

          "Significant Subsidiary" means any Restricted Subsidiary that would be
           ----------------------
a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Silver Legacy Joint Venture" means the Circus and Eldorado Joint
           ---------------------------
Venture, a Nevada general partnership.

          "Subsidiary" or "subsidiary" means, with respect to any Person, (i)
           ----------      ----------
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Tax Amount" means, with respect to any period, without duplication,
           ----------
the amount of taxable income of any Person for such period multiplied by the highest marginal combined federal, state and local tax rates applicable to individuals during such period, but only at such blended state and local tax rates at which such Person would have been subject to taxation if such Person had been taxed as a corporation during such period.

          "Tax Distribution" means a distribution in respect of taxes to the
           ----------------
partners of the Company pursuant to Section 4.05(b)(iv) hereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)77aaa-
           ---
77bbbb) as in effect on the date of execution of this Indenture.

          "Trust Officer" means any officer or assistant officer of the Trustee
           -------------
assigned by the Trustee to administer its corporate trust matters.

          "Trustee" means the party named as such above until a successor
           -------
replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

          "Unrestricted Subsidiary" means any Subsidiary, other than Capital,
           -----------------------
that is designated by the Management Committee as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) is not party to any agreement, contract, arrangement or understanding with the Issuers or any of their Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuers or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers, (iii) is a Person with respect to which neither the Issuers nor any of their Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results and (iv) is not a guarantor of, and is not otherwise directly or indirectly providing credit support for, any Indebtedness of the Issuers or any of their Restricted Subsidiaries. Any such designation by the Management Committee shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.09 hereof. If, at any time,
                                          ------------
any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuers as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuers shall be in default of such
           ------------
section).

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

Section 1.02  Other Definitions.
              -----------------

                                         Defined in
  Term                                     Section
  ----                                   ----------

 "Affiliate Transaction"............       4.13
 "Alternative Offer"................       4.08(d)
 "Asset Sale Offer".................       4.15(c)
 "Certificated Notes"...............       2.01
 "Change of Control Offer"..........       4.08(a)
 "Change of Control Offer Price"....       4.08(a)
 "Change of Control Payment Date"...       4.08(a)
 "Co-Registrar".....................       2.03
 "Covenant Defeasance"..............       8.03
 "Event of Default".................       6.01
 "Excess Proceeds"..................       4.15(b)
 "Global Note"......................       2.01
 "Independent"......................       4.21
 "Legal Defeasance".................       8.02
 "New York Office"..................       2.03
 "Non-Global Purchasers"............       2.01
 "Offer Amount".....................       3.09
 "Offer Period".....................       3.09
 "Paying Agent".....................       2.03
 "Payment Blockage Notice"..........      10.03
 "Purchase Date"....................       3.09
 "Purchase Offer"...................       3.01(b)
 "Registrar"........................       2.03
 "Regulation S".....................       2.06(a)(ii)(B)

 "Restricted Payment"...............       4.05
 "Trustee Office"...................       2.03


Section 1.03   Incorporation by Reference of Trust Indenture Act.
               -------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Notes;

          "indenture security holder" means a Noteholder or Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Issuers or any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04   Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect at the date hereof;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                                   THE NOTES

Section 2.01   Form and Dating.
               ---------------

          The Private Placement Notes shall be substantially in the form set forth in Exhibit A, and the Exchange Notes shall be substantially in the form
         ---------
set forth as Exhibit B, which exhibits are part of this Indenture, with such
             ---------
appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The aggregate principal amount of the Private Placement Notes shall be no greater than $100,000,000; if Exchange Notes are issued, the aggregate principal amount of Private Placement Notes then outstanding shall be reduced by the aggregate principal amount of Exchange Notes so issued.

          Private Placement Notes will be initially issued in global form, substantially in the form of Exhibit A (including footnotes 1 and 2 thereto) and
                             ---------
the Exchange Notes, if any, in exchange for Private Placement Notes will be initially issued in global form, substantially in the form of Exhibit B
                                                              ---------
(including footnotes 1 and 2 thereto) (each of Exhibit A and Exhibit B,
                                               ---------     ---------
including such footnotes, hereinafter referred to as a "Global Note", and with
                                                        -----------
any Private Placement Notes issued in exchange therefor, the "Global Notes").
                                                              ------------
Each Global Note will represent such of the outstanding Notes as shall be specified therein and will provide that it represents the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Global Note Holder, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

          Holders of Private Placement Notes who elect to take physical delivery of their certificates (collectively, the "Non-Global Purchasers") will be issued
                                          ---------------------
certificates in the registered form of certificated Notes, substantially in the form of Exhibit A (excluding footnotes 1 and 2 thereto) and Exchange Notes that
        ---------
are issued to Non-Global Purchasers in exchange for Private Placement Notes will initially be issued in the form of certificated Notes, substantially in the form of Exhibit B (excluding footnotes 1 and 2 thereto) (collectively, the
   ---------
"Certificated Notes").
- -------------------

          Payment of the principal of, premium, interest and Liquidated Damages on any Certificated Note shall be made to the Holder thereof by wire transfer of immediately available funds to the accounts specified by the Holders thereof, or if no such account is specified, by mailing a check to each Holder's registered address.

          Payment of the principal of, premium, interest and Liquidated Damages on the Global Note will be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02   Execution and Authentication.
               ----------------------------

          Two Officers of each Issuer shall sign the Notes for the Issuers by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          Upon a written order of the Issuers signed by an Officer of each Issuer, the Trustee shall authenticate Notes for original issue up to the aggregate principal amount of $100,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in
Section 2.07.
- ------------

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

          The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of its appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Issuers or an Affiliate.

Section 2.03   Registrar; Paying Agent; Depositary; Global Note Holder.
               -------------------------------------------------------

          The Issuers shall maintain or cause to be maintained in The City of New York, State of New York (the "Trustee Office"), and, to the extent required
                                  --------------
by applicable law, (including without limitation any regulation or rule of a national securities exchange), in the Borough of Manhattan, The City of New York (the "New York Office"), State of New York, and in such other locations as it
      ---------------
shall determine: (i) an office or agency where securities may be presented for registration of transfer or for exchange ("Registrar"); and (ii) an office or
                                           ---------
agency where Notes may be presented for payment ("Paying Agent").  The Registrar
                                                  ------------
shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars (a "Co-Registrar"), and one or
                                                  ------------
more additional paying agents. The term Paying Agent includes any additional paying agent. The Issuers may change any Paying Agent, Registrar or Co-Registrar without prior notice to the Holders. The Issuers shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. Except as otherwise provided herein, the Issuers may act as Paying Agent, Registrar or Co-Registrar. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.
                                                                 ------------
The Trustee shall cause to be maintained the Trustee Office and the New York Office (to the extent required by applicable law) as long as it acts as Registrar or Paying Agent.

          The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Notes and initially the Trustee, to act as the Registrar and Paying Agent and to act as Global Note Holder with respect to the Global Notes.

Section 2.04   Paying Agent to Hold Money in Trust.
               -----------------------------------

          Not later than two Business Days prior to each due date for the payment of the principal of, premium, interest and Liquidated Damages, if any, on any of the Notes, the Issuers shall deposit with a Paying Agent available funds sufficient to make such payments so becoming due to Holders. The Issuers shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of the principal of, premium, interest or Liquidated Damages, if any, on the Notes, and will promptly notify the Trustee in writing of any delay or default by the Issuers in making any such payment. While any such delay in payment or default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or their Restricted Subsidiary) shall have no further liability for such money. If the Issuers or their Restricted Subsidiary act as Paying Agent, such Person shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by such Person as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either Issuer or their Restricted Subsidiaries, the Trustee shall serve as Paying Agent.

Section 2.05   Noteholder Lists.
               ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of all Noteholders, including the aggregate principal amount of Notes held by each thereof, and the Issuers shall otherwise comply with TIA Section 312(a).

Section 2.06   Transfer and Exchange.
               ---------------------

          (a) Transfer and Exchange of Certificated Notes.  When Certificated
              -------------------------------------------
Notes are presented to the Registrar or Co-Registrar with a request to register the transfer of the Certificated Notes or to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met;

provided, however, that the Certificated Notes presented or surrendered for
- --------  -------
registration of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or Co-Registrar, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing; and

          (ii) in the case of Legended Notes that are Certificated Notes, shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Legended Note is being delivered to the Registrar or Co-Registrar by a Noteholder for registration in the name of such Noteholder, without transfer, a certification from such Noteholder to that effect (in substantially the form of Exhibit C hereto); or
                                                ---------

               (B) if such Legended Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or a transaction meeting the requirements of Regulation S under the Securities Act ("Regulation S")
                                                                  ------------
          or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or
                  ---------

               (C) if such Legended Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an Opinion of Counsel to the effect
                      ---------
          that such transfer does not require registration under the Securities Act (in substantially the form of Exhibit D hereto).
                                            ---------

          (b) Restrictions on Transfer of a Certificated Note for a Beneficial
              ----------------------------------------------------------------
Interest in a Global Note.  A Certificated Note may not be exchanged for a
- -------------------------
beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Certificated Note is a Legended Note, certification (in substantially the form of Exhibit C hereto) that such Certificated Note is
                               ---------
     being transferred (w) to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, (x) in a transaction meeting the requirements of Regulation S, (y) pursuant to an effective registration statement under the Securities Act or (z) in reliance on another exemption from the registration requirements of the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, in either case based on an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act (in substantially the form of Exhibit D hereto); and
                               ---------

          (ii) whether or not such Certificated Note is a Legended Note, written instructions directing the Trustee to make, or to direct the Global Note Holder to make, an endorsement on the Global Notes to reflect an increase in the aggregate principal amount of the Notes represented by the Global Notes;

then the Trustee shall cancel such Certificated Note in accordance with Section
                                                                        -------
2.12 hereof and cause, or direct the Global Note Holder to cause, in accordance
- ----
with the standing instructions and procedures existing between the Depositary and the Global Note Holder, the aggregate principal amount of Notes represented by the Global Notes to be increased accordingly. If no Global Notes are then outstanding, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new
                   ------------
Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes.  The transfer and exchange
              -------------------------------------
of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) Transfer and Exchange of a Beneficial Interest in a Global Note
              ---------------------------------------------------------------
for a Certificated Note.  Any Person having a beneficial interest in a Global
- -----------------------
Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions including registration instructions from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a beneficial interest in a Legended Note only, the following additional information and documents:

            (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit C
                                                                   ---------
     hereto);

           (ii) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or in a transaction meeting the requirements of Regulation S or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto); or
                               ---------

          (iii) if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than set forth in clauses (i) and (ii) of this Section 2.06(d), a
                                                    ---------------
     certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto) and an Opinion of Counsel to
                               ---------
     the effect that such transfer does not require registration under the Securities Act (in substantially the form of Exhibit D hereto);
                                                  ---------
then the Trustee, or the Global Note Holder at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Global Note Holder, the aggregate principal amount of the Global Note to be reduced and, following such reduction, the Issuers will execute and the Trustee will authenticate and deliver a Certificated Note to the transferee. Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be
                                                        ---------------
registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes.
              -----------------------------------------------------
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.06(f)), a Global Note may not be transferred
                        ---------------
as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) Authentication of Certificated Notes in Absence of Depositary or
              ----------------------------------------------------------------
at the Issuer's Election.  If at any time (i) the Depositary for a Global Note
- ------------------------
notifies the Issuers that the Depositary is unwilling or unable to continue as Depositary for the Global Note and a successor Depositary for the Global Note is not appointed by the Issuers within 90 days after delivery of such notice, or
(ii) the Issuers, at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Certificated Notes under this Indenture, then, the Issuers will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Certificated Notes, shall authenticate and deliver Certificated Notes, in an aggregate principal amount equal to the principal amount of the Global Note, in exchange for such Global Note.

          (g) Cancellation and/or Adjustment of Global Note.  At such time as
              ---------------------------------------------
all beneficial interests in a Global Note have either been exchanged for Certificated Notes, redeemed, converted, repurchased, or canceled or, with respect to a Global Note that is a Private Placement Note, exchanged for beneficial interests in Exchange Notes, such Global Note shall be returned to or retained by and canceled by the Trustee in accordance with Section 2.11 hereof.
                                                           ------------
At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Certificated Notes, redeemed, converted, repurchased, canceled or, with respect to a Global Note that is a Private Placement Note, exchanged for beneficial interests in Exchange Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such

Global Note, by the Trustee or the Global Note Holder at the direction of the Trustee, to reflect such reduction.

          (h)  Legends.
               -------

          (i) Except as otherwise provided by the following paragraphs (ii) and
(iii), each certificate evidencing the Global Notes and the Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (ii) TO THE ISSUERS, (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (ii) Upon any sale or transfer of a Legended Note, (including any Legended Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, pursuant to an effective registration statement under the Securities Act or in connection with which the Trustee receives an Opinion of Counsel to the effect that such Note will no longer be subject to resale restrictions under federal and state securities laws:

               (A) in the case of any Legended Note that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Legended Note for a Certificated

     Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Legended Note; and

               (B) in the case of any Legended Note represented by a Global Note, such Legended Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section
                                                                         -------
     2.06(c) hereof; provided, however, that with respect to any request for an
     -------         --------  -------
     exchange of a Legended Note that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of

     Exhibit C hereto).
     ---------

          (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate
                         ------------
Exchange Notes in exchange for Private Placement Notes accepted for exchange pursuant to the Registration Rights Agreement, which Exchange Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Private Placement Notes is (A) a broker-dealer who purchased such Private Placement Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution (within the meaning of the Securities Act) of the Private Placement Notes or (C) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of either Issuer.

               (i) Obligations with respect to Transfers and Exchanges of
                   ------------------------------------------------------
Certificated Notes.
- ------------------

          (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's or Co-Registrar's request.

          (ii) No service charge shall be made to a Noteholder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charges payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections
                                                                   --------
2.10, 3.06, 4.08, 4.15 and 9.05 hereof).
- -------------------------------

          (iii) The Registrar or Co-Registrar shall not be required to register the transfer or exchange of any Certificated Note selected for repurchase pursuant to an offer to purchase Notes required to be made by the Issuers pursuant to Sections
                    --------

4.08 and 4.15 in whole or in part, except the unpurchased portion of any
- -------------
Certificated Note being repurchased in part.

          (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (v) The Issuers shall not be required to (A) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the date on which a notice of redemption is mailed under

Section 3.03 hereof and ending at the close of business on such the date on
- ------------
which such notice is mailed, (B) to register the transfer or exchange of any Note redeemed in whole or in part, except the unpurchased portion of any Note being purchased in part, or (C) to register the transfer or exchange of a Note between the record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Issuers shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, interest and Liquidated Damages, if any, on such Note, and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Certificated Notes and the Global Notes in accordance with the provisions of Section 2.02 hereof.
                                                  ------------

Section 2.07   Replacement Notes.
               -----------------

          If any mutilated Note is surrendered to the Trustee or any Holder claims, to the satisfaction of the Trustee and the Issuers, that any Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers as a condition of receiving a replacement Note, the Holder shall provide an indemnity bond sufficient, in the judgment of the Issuers and the Trustee, to fully protect the Issuers, the Trustee, any Paying Agent and any authenticating agent from any loss that any of them may suffer if such Note is replaced. The Issuers shall be entitled to charge the holders of such Notes for the Issuers' expenses in replacing any such Note.

               Each replacement Note shall be an additional Obligation of the Issuers.

 Section 2.08  Outstanding Notes.
               -----------------

          The Notes outstanding at any time are all the Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section 2.08 as
                                                              ------------
not outstanding.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated
                                            ------------
Note surrendered for replacement), it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note shall cease to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.
                                                           ------------

          If Notes are considered paid in full under Section 4.01, they cease to
                                                     ------------
be outstanding and interest on them ceases to accrue.

          Subject to Section 2.09, a Note does not cease to be outstanding
                     ------------
because the Issuers or an Affiliate of the Issuers holds the Note.

Section 2.09   When Treasury Notes Disregarded.
               -------------------------------

          In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or an Affiliate of the Issuers shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

Section 2.10   Temporary Notes.
               ---------------

          Until Notes in certificated form are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Notes in certificated form but may have variations that the Issuers considers appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Notes in certificated form in exchange for temporary Notes. Until such exchange, such temporary Notes shall be entitled to the same rights, benefits and privileges as the Notes in certificated form.

Section 2.11   Gaming Redemption.
               -----------------

          Notwithstanding any other provision of this Indenture, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holders or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to redeem the Notes of such Holder or beneficial owner at the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired such Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Holder or beneficial owner of Notes applying for a license, qualification or a finding of suitability with any Gaming Authority must pay all costs of the licensure or investigation for such qualification or finding of suitability. The Company shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or a finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.

Section 2.12   Cancellation.
               ------------

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, or cancellation, shall dispose of canceled Notes subject to record retention requirements of the Exchange Act, and shall promptly provide the Issuers with a certificate executed by an authorized signatory certifying such destruction. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13   Defaulted Interest.
               ------------------

          If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01
                                                                    ------------
hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14   CUSIP Number.
               ------------

          The Issuers in issuing the Notes may use one or more CUSIP numbers to identify the Notes, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any
                                                    --------  -------
such notice may state that no representation is made as to the correctness or accuracy of such CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.


                                   ARTICLE 3

                           REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee.
               ------------------

          (a) If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee,
                         ------------
at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

          (b) If the Issuers are required to make an offer to redeem Notes pursuant to the provisions of Section 4.08 or 4.15 hereof (a "Purchase Offer"),
                              --------------------            --------------
they shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the repurchase shall occur, (ii) the repurchase date, (iii) the maximum principal amount of Notes to be repurchased,
(iv) the repurchase price and (v) further setting forth a statement to the effect that (a) either Issuer or a Restricted Subsidiary has effected an Asset Sale and the conditions set forth in Section 4.15 have been satisfied or (b) a
                                     ------------
Change of Control has occurred and the conditions set forth in Section 4.08 have
                                                               ------------
been satisfied.

          (c) If the Issuers are required to redeem Notes pursuant to a redemption required by any Gaming Authority pursuant to the provisions of
Section 2.11 hereof, the Issuers
- ------------
shall furnish substantially similar notice to the Trustee as set forth in
Section 3.01(b) to the extent permitted by such Gaming Authority.
- ---------------

Section 3.02   Selection of Notes to be Redeemed.
               ---------------------------------

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders (other than as provided in Section 2.11 hereof) in compliance with the requirements of the
            ------------
principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance
                                         --- ----
with any other method the Trustee considers fair and appropriate; provided that
                                                                  --------
no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Issuers shall promptly notify the Trustee in writing of the listing of the Notes on any national securities exchange.

          The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except
                                                                          ------
that if all Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          In the event the Issuers are required to make an offer to repurchase Notes pursuant to Sections 3.09 and 4.15 hereof and the amount of the Excess
                  ----------------------
Proceeds from the Asset Sale are not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuers any remaining Excess Proceeds.

Section 3.03   Notice of Redemption.
               --------------------

          Subject to the provisions of Section 3.09 hereof, at least 30 days but
                                       ------------
not more than 60 days before a redemption date (except in the case of a redemption effected pursuant to Section 2.11 hereof, which may be less than 30
                                ------------
days), the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

               The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

               (a)  the redemption date;

               (b)  the redemption price;

               (c) if any Note is being redeemed in part, that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

               (d) if any Note is being redeemed in part, the portion of the principal amount thereof to be redeemed;

               (e)  the name and address of the Paying Agent;

               (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (g) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

               (h) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense; provided, however,
                                                             --------  -------
that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04   Effect of Notice of Redemption.
               ------------------------------

               Once notice of redemption is mailed in accordance with Section
                                                                      -------
3.03 hereof, Notes called for redemption become irrevocably due and payable on
- ----
the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05   Deposit of Redemption Price.
               ---------------------------

               One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, plus premium, accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, plus premium, accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.

          If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Interest Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and, to the extent lawful, on any premium, interest and Liquidated Damages not paid on such unpaid principal, in such case at the rate provided in the Notes and in Section 4.01 hereof.
                                         ------------

Section 3.06   Notes Redeemed in Part.
               ----------------------

          Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07   Optional Redemption.
               -------------------

          (a) Except as set forth in Section 3.07(b) or as required by
                                     ---------------
applicable gaming law, the Issuers shall not have the option to redeem the Notes prior to August 15, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentage of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

          Year                                     Percentage
          ----                                     ----------
          2001...................................     105.25%
          2002...................................     103.50%
          2003...................................     101.75%
          2004 and thereafter....................     100.00%

          (b) Notwithstanding the provisions of Section 3.07(a) hereof, on or
                                                        -------
prior to August 15, 1999, the Issuers may redeem up to 33% in aggregate principal amount of the Notes originally issued under this Indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; provided that at least $67.0 million in aggregate
                              --------
principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption; and provided, further, that notice of each
                                        --------  -------
such redemption shall have been given within 30 days after the date of the closing of any such Public Equity Offering.

          (c) Any redemption pursuant to this Section 3.07 shall be made, to the
                                              ------------
extent applicable, pursuant to the provisions of Sections 3.01 through 3.06
                                                 --------------------------
hereof and not inconsistent with this Section 3.07.
                                      ------------

Section 3.08   Mandatory Redemption.
               --------------------

          Except as set forth under Sections 4.08 and 4.15 hereof, the Issuers
                                    ----------------------
shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09   Offer to Purchase by Application of Excess Proceeds.
               ---------------------------------------------------

          In the event that, pursuant to Section 4.15 hereof, the Issuers shall
                                         ------------
be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than
                                                  ------------
three Business Days after the termination of the Offer Period (the "Purchase
                                                                    --------
Date"), the Issuers shall purchase the principal amount of Notes required to be
- ----
purchased pursuant to Section 4.15 hereof (the "Offer Amount") or, if less than
                      ------------              ------------
the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders of notes. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
                                                                       -------
     3.09 and Section 4.15 hereof and the length of time the Asset Sale Offer
     ----     ------------
     shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that each Holder electing to have its Notes purchased pursuant to an Asset Sale Offer may elect to have all or part (in integral multiples of $1,000) of such Notes purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form titled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed
                    --- ----
     appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the
                                 --- ----
Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying
                       ------------
Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase
                                                      ------------
pursuant to this Section 3.09 shall be made pursuant to the provisions of
                 ------------
Sections 3.01 through 3.06 hereof to the extent not inconsistent with the
- --------------------------
provisions of Section 4.15 hereof.
              ------------

Section 3.10   Compliance with Tender Offer Rules.
               ----------------------------------

          Any offer to redeem or purchase Notes shall be made by the Issuers in compliance with all tender offer rules, including but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer, and shall include all instructions and materials necessary to enable Noteholders to tender their Notes.

                                   ARTICLE 4

                            COVENANTS OF THE ISSUERS

Section 4.01   Payment of Notes.
               ----------------

          Subject to the subordination provisions of Article 10 hereof, the
                                                     ----------
Issuers shall pay or cause to be paid the principal of and premium, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal of, and premium, interest and Liquidated Damages, if any, on the Notes shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Restricted Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal of, and premium, interest and Liquidated Damages, if any, on the

Notes then due. The Paying Agent shall return to the Issuers, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal of, and premium, interest and Liquidated Damages, if any, paid on the Notes.

Section 4.02   SEC Reports.
               -----------

          (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial position and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.
In addition, whether or not required by the rules and regulations of the Commission, the Issuers shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (b) The Issuers also shall comply with the other provisions of TIA
(S)314(a).

Section 4.03   Compliance Certificate.
               ----------------------

          (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Issuers and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have fully performed their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and whatever action the Issuers are taking or plan to take to cure all such Defaults or Events of Default).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, at the time the Officers' Certificate required by Section 4.03(a) is delivered, the Issuers shall cause to
                        ---------------
be delivered to the Trustee a letter or statement of the Issuers' independent accountants who shall have certified the financial statements of the Issuers for its preceding fiscal year in connection with the annual report of the Issuers to the Company's Equity Interests for such year to the effect that, in making the examination necessary for certification of such financial statements, nothing came to their attention that caused them to believe that the Issuers were not in compliance with any of the terms or conditions contained in Sections 4.01, 4.05,
                                                            --------------------
4.07, 4.09, 4.12, 4.13 and 4.15 and Article 5 of this Indenture, which Default
- -------------------------------     ---------
remains uncured at the date of such letter or statement or, if they shall have obtained knowledge of any such uncured Default, specifying in such letter or statement such Default or Defaults and the nature thereof, it being understood that such accountants shall not be liable directly or indirectly for failure to obtain knowledge of any such Default or Defaults and that their examination was not directed primarily toward obtaining knowledge of such noncompliance.

          (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee forthwith upon any officer of the Issuers becoming aware of (i) any Default, Event of Default or default in the performance of any term or condition in this Indenture or (ii) any event of default under any other Indebtedness, an Officers' Certificate specifying such Default, Event of Default or default.

Section 4.04   Maintenance of Office or Agency.
               -------------------------------

          (a) The Issuers shall maintain or cause to be maintained the office or agency required by Section 2.03. The Issuers shall give prompt written
                      ------------
notice to the Trustee of the location, and any change in the location, of such office and agency not maintained by or with the Trustee. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.09.
         -------------

          (b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner
- --------  -------
relieve the Issuers of their joint and several obligation to maintain or cause to be maintained an office or agency in the City of New York for such purpose to the extent required by any applicable law, regulation or rule. The Issuers will give prompt written notice to the Trustee of such rescission or designation.

 Section 4.05  Limitations on Restricted Payments.
               ----------------------------------

          (a) The Issuers shall not, and shall not permit or cause any of their Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company), other than the Member Notes and dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Consolidated Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, other than any such Equity Interests owned by the Company or any Consolidated Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than the Notes and the Member Notes), except at final maturity or scheduled sinking fund payments set forth in the original documentation governing such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) of this paragraph being collectively referred to as "Restricted Payments"), unless, at the time of and
                             ---------- --------
after giving effect to such Restricted Payment:

               (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

               (B) the Issuers would, after giving pro forma effect to such
                                                   --- -----
          Restricted Payment as if such Restricted Payment had been made at the beginning of the Company's most recently completed four full fiscal quarters for which internal financial statements are available preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under the provisions of Section 4.09(a);
                                                             ---------------
          and

               (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after January 1, 1996 (excluding the Restricted Payments permitted by the next succeeding paragraph), is less than the sum of $25 million plus (w) 50% of the Consolidated Net Income of the Company
                      ----
          for the period (taken as one accounting period) from January 1, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (x) 100% of the
                                                           ----
          aggregate net cash
          proceeds, or the fair market value of assets (as determined in good faith by the Management Committee), received by the Company from capital contributions (other than the conversion of the Member Notes into equity interests of the Company in accordance with the terms thereof) or the issue or sale after the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), less any amounts paid to holders of the Member Notes, plus (y) 50% of the net cash proceeds
                                       ----
          received by the Company (net of payments on the ELLC Note) from the sale or other liquidation of the Company's interest in ELLC or the sale by ELLC of all or substantially all its assets, plus (z) 100% of
                                                               ----
          the net cash proceeds received by the Company from a distribution by, or from the sale or other liquidation of, any Restricted Investment or Unrestricted Subsidiary other than cash proceeds received from ELLC and other than cash proceeds received from Investments and applied pursuant to clause (vi) of Section 4.05(b).
                                     ---------------

          (b) Section 4.05(a) shall not be construed to prohibit (i) the payment
              ---------------
of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the making of any Restricted Investment or the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company (A) in exchange for, or out of the proceeds of, a substantially concurrent capital contribution (other than the conversion of the Member Notes into equity interests of the Company in accordance with the terms thereof) or sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company or its Parent (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized
        --------
for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C) of Section 4.05(a), or (B) to the extent required by
                            ---------------
the final order of a Gaming Authority; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or a substantially concurrent capital contribution or sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that
                                                                 --------
the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C) of Section 4.05(a); (iv) so long as the Company is treated as a
              ---------------
partnership or other pass through entity for United States federal income tax purposes, distributions to equity owners of the Company in an amount not to exceed the Tax Amount for such period; (v) payment of a fee not to exceed 1.5% of Net Revenues to the Managers pursuant to the Management Agreement as in effect on the date of the Indenture; (vi) Investments in an amount not to exceed $15.0 million in any Person or Persons primarily engaged in the Gaming Business, plus, to the extent not included in the
                                ----
Consolidated Net Income of the Issuers, 100% of net cash proceeds received by the Issuers from a distribution by, or from the sale or other liquidation of, any Investment made pursuant to this clause (vi), provided in no event shall
                                                  --------
amounts permitted to be invested pursuant to this clause (vi) exceed $15.0 million; and (vii) any redemption required pursuant to the provisions of Section
                                                                         -------
2.11 hereof.
- ----

          (c) The Management Committee may designate any Restricted Subsidiary, other than Capital, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Issuers and their Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the paragraph (a) of this Section 4.05.
                                                                  ------------
All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          (d) The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Management Committee set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than ten business days following the end of each fiscal quarter, the Company shall deliver to the Trustee an Officers' Certificate identifying each Restricted Payment made by the Company during such fiscal quarter and stating that each such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the provisions of Section 4.05 hereof were
                                                     ------------
computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.06   Continued Existence; Restrictions on Activities of Capital.
               ----------------------------------------------------------

          (a)  Subject to Article 5 hereof, the Issuers shall do or cause to be
                          ---------
done all things necessary to preserve and keep in full force and effect their existence as a limited liability company or a corporation, as applicable, and the corporate, limited-liability company, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuers and each Restricted Subsidiary; provided, however, that the Issuers
                                            --------  -------
shall not be required to preserve any such right, license or franchise, or the limited-liability company, corporate, partnership or other existence of any of their Restricted Subsidiaries, if the Management Committee shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

          (b) Capital may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided,
                                                                       --------
that Capital may be a co-obligor or guarantor with respect to Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are retained by the Company or loaned to one or more of the Company's Restricted Subsidiaries other than Capital.

Section 4.07   Taxes.
               -----

          The Issuers shall, and shall cause each their Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to do so would not have a material adverse effect on the Issuers and their Subsidiaries, taken as a whole.

Section 4.08   Change of Control.
               -----------------

          (a) Upon the occurrence of a Change of Control each Holder of Notes shall have the right to require the Issuers to repurchase all or any part of such Holder's Notes. In the event of a Change of Control the Issuers shall promptly notify the Trustee and the Holders in writing of such occurrence and shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Offer Price," and such date of payment
                    -----------------------------
being the "Change of Control Payment Date") which date is required to be no
           ------------------------------
earlier than 30 days nor later than 60 days from the date such notice is mailed (unless a longer period is required by law). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder stating (1) that the Change of Control Offer is being made pursuant to this Section 4.08 and
                                                                ------------
that all Notes tendered shall be accepted for payment; (2) the purchase price and purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered
                ------------------------------
shall continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that each Holder may elect to tender all or a portion of the Notes held by such Holder and each Holder whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

          (b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment all of the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all of the Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each Holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each
                                                             --------
such new Note will be in a principal amount of $ 1,000 or an integral multiple thereof.

          (c) Prior to complying with the provisions of this Section 4.08, but
                                                             ------------
in any event within 90 days following a Change of Control, the Issuers shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.08. The Issuers shall publicly
                                     ------------
announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (d) Notwithstanding the foregoing, the Issuers shall not be required to make a Change of Control Offer as provided in Section 4.08(a) if, in
                                                 ---------------
connection with any Change of Control, the Issuers have made an offer to purchase (an "Alternative Offer") any and all Notes validly tendered at a cash
              -----------------
price equal to or higher than the Change of Control Offer Price and has purchased all Notes properly tendered in accordance with the terms of such Alternative Offer.

          (e) Other than as specifically provided in this Section 4.08, any
                                                          ------------
purchase pursuant to this Section 4.08 shall be made pursuant to the provisions
                          ------------
of Section 3.01 through 3.06 hereof.
   -------------------------

Section 4.09   Limitation on Indebtedness.
               --------------------------

          (a) The Issuers shall not, and shall not permit or cause any of their Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), provided, however, that, so long as no Default or
                           --------  -------
Event of Default has occurred and is continuing, the Issuers and any of their Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1, in each case determined on a pro forma basis
                                                                --- -----
(including a pro forma application of the net proceeds therefrom, including
             --- -----
without limitation the application of any such net proceeds to repay Indebtedness), as if the additional Indebtedness had been incurred or had been issued at the beginning of such four-quarter period.

          (b) The limitations set forth in Section 4.09(a) hereof shall not
                                           ---------------
apply to:

               (i) the incurrence by the Issuers and their Restricted Subsidiaries of Indebtedness pursuant to the bank lines of credit (including revolving and term loans and letters of credit) in an amount not to exceed $75.0 million at any time outstanding, less the aggregate amount of all permanent reductions thereto pursuant to the provisions of Section
                                                                       -------
     4.15 hereof;
     ----

               (ii) the incurrence by the Issuers of Existing Indebtedness;

               (iii) the incurrence by the Issuers of Indebtedness represented by the Notes and the Indenture;

     (iv) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness in one or more FF&E Financings and Capital Lease Obligations to acquire or refinance furniture, fixtures or equipment incident to and useful in the Gaming Business, in an aggregate principal amount not to exceed $15.0 million outstanding at any one time;

               (v) the incurrence of intercompany Indebtedness between or among the Issuers and any of their Consolidated Subsidiaries; provided that any
                                                             --------
     subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than an Issuer or a Consolidated Subsidiary of an Issuer, or any sale or other transfer of any such Indebtedness to a Person that is not either an Issuer or a Consolidated Subsidiary of an Issuer, shall be deemed to constitute an incurrence of such Indebtedness by the Issuers or such Restricted Subsidiary, as the case may be;

               (vi) the incurrence by the Issuers or any of their Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging any currency exchange rate risk;

               (vii) the incurrence by the Issuers or any of their Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the provisions of this
     Section 4.09 hereof to be incurred;
     ------------

               (viii) the incurrence of other Indebtedness by the Company or its Restricted Subsidiaries in an amount not to exceed $20.0 million to fund expansions, renovations, land acquisitions and construction of real property improvements with respect to the Eldorado;

               (ix) the incurrence of Indebtedness pursuant to the Member Notes, the Daniels Notes or the ELLC Member Notes; and

               (x) to the extent that such incurrence does not result in the incurrence by the Company or any Restricted Subsidiary of any obligation for the payment of borrowed money of others, Indebtedness incurred solely as a result of the execution by the Company or its Restricted Subsidiaries of letters of credit relating to workers compensation or self insurance, performance bonds or similar instruments; provided, however, that the
                                               --------  -------
     foregoing exception shall not be applicable to Indebtedness incurred in connection with the performance by the Company or its Restricted Subsidiaries of such bonds or instruments or payment of such letters of credit.

Section 4.10   Limitation on Other Senior Subordinated Debt.
               --------------------------------------------

          The Issuers shall not incur, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, incur or become responsible for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt (or in the case of a Guarantor, debt that is subordinate or junior in right of payment to such Guarantor's Senior Debt) and senior in any respect in right of payment to the Notes or in the case of a Guarantor, senior to the Guarantee executed by such Guarantor.

Section 4.11   Limitations on Liens.
               --------------------

          The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.12   Dividend and Other Payment Restrictions Affecting Subsidiaries.
               --------------------------------------------------------------

          The Issuers shall not, and shall not permit or cause any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Issuers or any of their Restricted Subsidiaries, (ii) make loans or advances to the Issuers or any of their Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Agreement as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof that contain restrictions that are no more restrictive than those contained in the Senior Credit Agreement as in effect on the date of the Indenture, (b) agreements existing and as in effect on the date of the Indenture, (c) any instrument governing Indebtedness permitted to be incurred pursuant to the terms of the Indenture, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuers or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) customary non-assignment, provisions in leases or other agreements entered into in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any restriction or encumbrance contained in contracts for the sale of assets permitted by the Indenture, provided that such
                                                             --------
restrictions relate only to the assets being sold pursuant to such contracts and
(i) Permitted Refinancing Indebtedness, provided that the restrictions contained
                                        --------
in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.13   Limitations on Transactions with Affiliates.
               -------------------------------------------

          The Issuers shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property (except Development Property) or assets from, or enter into or make or amend (for the purpose of increasing the obligations of either Issuer or their Restricted Subsidiaries thereunder or decreasing the obligations of any Affiliate thereunder without a commensurate decrease of the obligations of such Issuer or such Restricted Subsidiary thereunder) any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate
                   ---------------------
Transaction is on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) such Issuer delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Management Committee set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved unanimously by the Management Committee and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any compensation
                                              --------
paid to, indemnity provided on behalf of, or employment agreement entered into with, any officer or director of the Issuers or any of their Restricted Subsidiaries in the ordinary course of business, (2) transactions between or among the Issuers and their Restricted Subsidiaries and (3) Restricted Payments, Permitted Investments and other payments and distributions that are permitted by the provisions of

Section 4.05, in each case, shall not be deemed Affiliate Transactions.  The
- ------------
Company shall not, and shall not permit ELLC to, modify, amend or otherwise alter the terms of the ELLC Note to extend the maturity thereof, reduce the amount payable by ELLC thereunder or the rate of interest applicable thereto or otherwise diminish the obligations of ELLC thereunder; provided, however, that
                                                       --------  -------
the Company may, from time to time, contribute all or a portion of the ELLC Note to ELLC in exchange for an increased equity interest in ELLC.

Section 4.14   Stay, Extension and Usury Laws.
               ------------------------------

          The Issuers jointly and severally covenant (to the extent that they may lawfully do so) that they shall not, and shall cause their Restricted Subsidiaries not to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or waiver law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, interest or Liquidated Damages, if any, on the Notes as contemplated herein, wherever in force, now or at any time hereafter in force, or that may materially affect the covenants or the performance of this Indenture or the Notes in a manner inconsistent with the provisions hereof or thereof and (to the extent that it may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, and shall cause their Restricted Subsidiaries not to, hinder, delay or impede the execution of any power granted to the Trustee under this Indenture or the Notes, but will suffer and permit the execution of every such power as though no such law existed.

Section 4.15   Limitation on Sales of Assets.
               -----------------------------

          (a) The Issuers shall not, and shall not permit or cause any of their Restricted Subsidiaries or ELLC to, engage in an Asset Sale unless:

          (i) no Default or Event of Default exists or is continuing immediately prior to and after giving effect to such Asset Sale;

          (ii) the Issuers, the Restricted Subsidiary or ELLC, as the case may be, receives (A) consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of or (B) in the case of a lease of assets which constitutes an Asset Sale, a lease providing for rent and other consideration which are no less favorable to the Company, the Restricted Subsidiary or ELLC, as the case may be, than the then prevailing market conditions (in the case of either (A) or (B) of this clause, evidenced by a resolution of the Management Committee set forth in an Officers' Certificate delivered to the Trustee); and

          (iii) at least 80% of the consideration therefor received by the Issuers, such Restricted Subsidiary or ELLC, as the case may be, is in the form of cash or Cash Equivalents; provided that (A) the amount of any
                                       --------
     liabilities (as shown on the most recent balance sheet of the Issuers, such Restricted Subsidiary or ELLC, as the case may be) of the Issuers, any Restricted Subsidiary or ELLC (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuers, such Restricted Subsidiary or ELLC, as the case may be, from further liability, shall be deemed to be Cash Equivalents for purposes of this covenant, (B) the amount of any notes or other obligations received by the Issuers, such Restricted Subsidiary or ELLC from such transferee that are promptly (but in any event, within 30 days) converted by the Issuers, such Restricted Subsidiary or ELLC into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this Section 4.15, (C)
                                                               ------------
     with respect to an Asset Sale of Development Property or other real property except a hotel/casino (1) real property received in exchange therefor and to be used or useful in any business in which the Company is permitted to engage pursuant to the provisions of Section 4.20 hereof shall
                                                       ------------
     be deemed to be Cash Equivalents for purposes of this Section 4.15 and
                                                           ------------
     shall be deemed to have been applied in accordance with the first sentence of Section 4.15(b) hereof and (2) notes or other evidences of indebtedness
        ---------------
     received in exchange therefor shall be deemed Cash Equivalents for purposes of this Section 4.15, provided that cash payments received in respect
             ------------
     thereof shall be applied by the Company in accordance with Section 4.15(b)
                                                                ---------------
     hereof, (d) with respect to an Asset Sale by ELLC, consideration received by ELLC in the form of a note pursuant to Section 12.2 of the Joint Venture Agreement shall be deemed to be Cash Equivalents for purposes of this provision and payments received by ELLC in respect of such note shall be applied by ELLC as specified in Section 4.15(b) hereof and (e) with respect
                                     ---------------
     to an Asset Sale by the Company of its interest in ELLC or an Asset Sale by ELLC, voting equity securities issued by an Included Person that are registered and freely-tradeable by the Company under applicable state and federal securities laws and listed for trading on a national securities exchange shall be deemed to be Cash Equivalents for purposes of this
     Section 4.15, provided that the sale, transfer or other distribution by the
     ------------  --------
     Company of such equity securities shall be subject to this Section 4.15;
                                                                ------------
     and provided, further, that contingent liabilities that are assumed by the
         --------  -------
     transferee of any such assets shall not be deemed to be the receipt of consideration if such contingent liabilities are not shown as liabilities on the most recent balance sheet of the Issuers, such Restricted Subsidiary or ELLC, as the case may be.

          (b) Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers may either (i) apply such Net Proceeds to permanently reduce Senior Debt of the Issuers or long-term Indebtedness of a Restricted Subsidiary of the Company (and, in either case, to correspondingly reduce commitments with respect thereto) or (ii) reinvest or to commit itself by contract to reinvest the Net Proceeds in a Permitted Investment (other than Cash Equivalents); provided, however, that, so long as ELLC is an Unrestricted
              --------  -------
Subsidiary, in the case of an Asset Sale by ELLC, (A) the Net Proceeds shall first be applied to pay the principal and interest on the ELLC Note, (B) the Net Proceeds shall then be distributed to the members of ELLC, in accordance with their membership interests, and (C) of the Net Proceeds received by the Company pursuant to clause (B), 50% shall be subject to this Section 4.15, and provided,
                                                     ------------      --------
further, however, that in the case of an Asset Sale by the Company of its
- -------  -------
interest in ELLC, only 50% of the Net Proceeds received by the Company (net of payments on the ELLC Note) shall be subject to this Section 4.15, so long as
                                                    ------------
ELLC is an Unrestricted Subsidiary prior to any such Asset Sale. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess
                                                                ------
Proceeds."

          (c) Within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Issuers shall make an offer to all holders of Notes (an "Asset Sale Offer") to purchase the maximum principal
                          ----------------
amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof.
                                                            ------------
To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the provisions of this Article 4). If the aggregate principal amount of Notes
                       ---------
surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon
                                                    --- ----
completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Pending the final application of any such Net Proceeds, the Issuers may temporarily reduce Senior Debt, without a permanent reduction of availability thereunder, or otherwise invest such Net Proceeds in Permitted Investments.

          (d) Notwithstanding any provision of this Section 4.15, the sale,
                                                    ------------
lease, conveyance or other disposition of substantially all of the assets of the Issuers and their Restricted Subsidiaries (when taken as a whole) shall be governed by the provisions of Section 4.08 and Article V and not by the
                              ------------     ---------
provisions of this Section 4.15.
                   ------------

Section 4.16   Subsidiary Guarantees.
               ---------------------

          (a) Each Restricted Subsidiary shall, and, if the Issuers or any of their Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such Restricted Subsidiary or such newly acquired or created Subsidiary shall execute a Guarantee in substantially the form of Exhibit E attached hereto and deliver an opinion of counsel relating to the enforceability and authorization of such Guarantee in accordance with the terms of the Indenture, pursuant to which such Subsidiary shall become a Guarantor, on a senior subordinated basis, of the Issuers' payment obligations under the Notes and the Indenture; provided, that this Section 4.16 shall not
                                   --------            ------------
apply to any Subsidiary during such period as such Subsidiary (i) is incorporated in any jurisdiction outside the United States, (ii) has been properly designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to constitute an Unrestricted Subsidiary,
(iii) has Adjusted Net Assets of less than $3.0 million or (iv) has less than $5.0 million of outstanding Indebtedness owed to any Person other than the Issuers or any Restricted Subsidiary.

          (b) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that the
                                                            --------
Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.15 hereof. In addition, in the event the Management
                  ------------
Committee designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor shall be released and relieved of any obligations under its Guarantee; provided that such designation is conducted in accordance with the provisions of
- --------
Section 4.19 hereof.
- ------------

Section 4.17   Payments for Consent.
               --------------------

          The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to obtain any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18   Designation of an Unrestricted Subsidiary as Restricted.
               -------------------------------------------------------

          Any Unrestricted Subsidiary may be designated by the Management Committee as a Restricted Subsidiary; provided that (i) at the time of such
                                      --------
designation after giving pro forma effect thereto as if such designation had
                         --- -----
occurred, and any Non-Recourse Debt previously incurred by such Unrestricted Subsidiary had been incurred, at the beginning of the Company's most recently completed four fiscal quarters for which internal financial statements are available preceding the date of such designation, the Issuers would be permitted to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test contained in the provisions described in the first paragraph of
Section 4.09(a) hereof; (ii) if such newly designated Restricted Subsidiary has Adjusted Net Assets of $3.0 million or more or $5.0 million or more of outstanding Indebtedness owed to any Person other than the Issuers or any Restricted Subsidiary, such newly designated Restricted Subsidiary executes and delivers a Guarantee substantially in the form of Exhibit E attached hereto and an opinion of counsel relating to the enforceability and authorization of such Guarantee as required by the Indenture; and (iii) no Default has occurred and is continuing immediately preceding such designation and after giving pro forma
                                                                   --- -----
effect thereto.

Section 4.19   Designation of a Subsidiary as Unrestricted.
               -------------------------------------------

          Any newly-organized Subsidiary of the Issuers may be designated by the Management Committee as an Unrestricted Subsidiary at the time of its formation, provided that such Subsidiary has total assets of $1,000 or less at the time of
- --------
such designation. Any Restricted Subsidiary may be designated by the Management Committee as an Unrestricted Subsidiary (at which time such Restricted Subsidiary's Guarantee shall terminate); provided that (i) at the time of such
                                         --------
designation after giving pro forma effect thereto as if such designation had
                         --- -----
occurred at the beginning of the Issuers' most recently completed four fiscal quarters for which internal financial statements are available preceding the date of such designation, (A) the Issuers would be permitted to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test contained in Section 4.09(a) hereof and (B) the Fixed Charge Coverage Ratio is
             ---------------
not less than 80% of the Fixed Charge Coverage Ratio for such period without giving pro forma effect to such designation; and (ii) no Default has occurred
       --- -----
and is continuing immediately preceding such designation and after giving pro
                                                                          ---
forma effect thereto, including the provisions of Section 4.05(c) hereof.
- -----                                             ---------------

Section 4.20   Business Activities.
               -------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage, directly or indirectly, in any business other than (i) a Gaming Business and (ii) such other businesses as the Company or any of its Restricted Subsidiaries is engaged in on the date of this Indenture. Neither the Company nor any of its Subsidiaries shall conduct a Gaming Business in any gaming jurisdiction in which the Company or such Subsidiary is not licensed on the date of the Indenture if the holders of the Notes would be required to be licensed as a result thereof; provided that
                                                                   --------
the provisions described in this sentence shall not prohibit the Company or any of its Subsidiaries from conducting a Gaming Business in any jurisdiction that does not require the licensing or qualification of all of the holders of the Notes, but reserves the discretionary right to require the licensing or qualification of any Holder of Notes.

          Until such time as ELLC is designated as a Restricted Subsidiary or merged with the Company, in each case in accordance with the terms hereof, the Issuers shall permit ELLC to (i) engage, directly or indirectly in any business or activity other than holding an interest in the Silver Legacy Joint Venture, subject to the right of ELLC to dispose of such interest in the Silver Legacy Joint Venture in accordance with the provisions of Section 4.15 hereof, (ii)
                                                   ------------
become the owner of any capital stock or other ownership interest in any other entity, (iii) incur any Indebtedness to any other entity other than the ELLC Note, Indebtedness payable to the Issuers or any Restricted Subsidiaries and Indebtedness incurred pursuant to Section 2.7 of the Joint Venture Agreement or
(iv) issue membership interests representing more than 10% of the outstanding equity interests of ELLC prior to such issuance without first obtaining an opinion of fairness to ELLC of the consideration to be received by ELLC in respect of such issuance of membership interests from an investment banking firm of national standing.

Section 4.21   Independent Member of the Management Committee.
               ----------------------------------------------

          Within 180 days from the date hereof, the Company shall cause an independent person to be elected to serve on the Management Committee. As used solely for the purposes of this Section 4.21, "independent" means that neither
                                ------------   -----------
such Person nor any member of such person's family (i) has any material, direct or indirect financial interest in the Issuers or any other obligor on the Notes or in any Affiliate of the Issuers or of any other obligor on the Notes or (ii) serves as an officer or employee of the Issuers or any other obligor on the Notes or any such Affiliate, provided that service on the Management Committee
                             --------
or the board of managers of the Company or the board of directors of Capital or any other obligor on the Notes or any such Affiliate shall not be deemed to constitute service as an officer or employee thereof.

Section 4.22   Further Assurance to the Trustee.
               --------------------------------

          The Issuers shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture and the Notes.

Section 4.23   Maintenance of Properties.
               -------------------------

          The Issuers shall, and shall cause each of their Subsidiaries to, take reasonable action to maintain in appropriate condition each of their principal properties that in the judgment of management is significant to the business operations of the Issuers and the Subsidiaries, taken as a whole, and the loss of which would have a material adverse effect on the financial condition of the Issuers and their Subsidiaries, taken as a whole.

Section 4.24   Insurance.
               ---------

          From and at all times after the Issue Date, the Issuers and their Subsidiaries shall have in effect customary insurance (including self-insurance) for general liabilities and other risks on terms and in amounts as are customarily carried by similar businesses and reasonably sufficient to avoid a material adverse change in the financial condition or results of operation of the Issuers and their Subsidiaries taken as a whole. The Issuers shall provide to the Trustee a summary of all insurance coverage prepared by the Issuers' insurance broker, which expressly states the expiration date for such coverage and which shall appear as an exhibit to the Officers' Certificate delivered to the Trustee pursuant to Section 4.03(a).
                        ---------------

Section 4.25   Investment Company Act.
               ----------------------

          Neither the Issuers nor any their Restricted Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                                   ARTICLE 5

                                   SUCCESSORS

Section 5.01   Merger, Consolidation, Etc.
               --------------------------

          Neither Issuer shall, in a single transaction or series of transactions, consolidate or merge with or into (whether or not such Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another limited-liability company, corporation, Person or entity, unless (a) such Issuer is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a limited-liability company, partnership or a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity or Person formed by or surviving any such consolidation or,merger (if other than such Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (c) immediately after such transaction, no Default or Event of Default exists; (d) such Issuer or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (i) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and (ii) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; (e) any such transaction would not require any
         ---------------
Holder of Notes to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions, provided
                                                                    --------
that a transaction involving a jurisdiction that does not require the licensing or qualification of all of the holders of the Notes, but reserves the discretionary right to require the licensing or qualification of any holder of Notes, shall not be prohibited pursuant to the terms of this clause (e); (f) any such transaction would not result in the loss of any qualification or any material license of the Company or its Subsidiaries necessary for any Gaming Business then operated by the Company or its Subsidiary; and (g) the Issuers have delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax in the same manner and at the same times as would have been the case if such transaction had not occurred.

          Upon creation of Parent or upon the other transfer of sufficient membership interests to cause a dissolution for purposes of Section 708 of the Internal Revenue Code of 1986, as amended, and any successor provision thereto, the Company shall deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax in the same manner and at the same times as would have been the case if such transaction had not occurred.

Section 5.02   Successor Corporation Substituted.
               ---------------------------------

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers in accordance with Section 5.01, the successor corporation formed by such
                ------------
consolidation or into which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other is made shall succeed to, and be substituted for (so that, in the case of any consolidation or merger, or any sale, assignment transfer, lease, conveyance or other disposition of all or substantially all of the assets of either Issuer, from and after the date of such event, the provisions of this Indenture referring to such Issuer shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein;

provided, however, that the predecessor Issuer in the case of a sale, lease,
- --------  -------
conveyance or other disposition shall not be released from the obligation to pay the principal of, premium, interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

Section 5.03   Purchase Offer on Change of Control.
               -----------------------------------

          This Article 5 shall not affect the obligations of the Issuers under
               ---------
Sections 4.08 and 4.15 hereof.
- ----------------------

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.01   Events of Default.
               -----------------

          (a)  The following are "Events of Default":
                                  -----------------

          (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes (whether or not prohibited by

     Article 10 hereof);
     ----------

          (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof);
                                                     ----------

          (iii) failure by the Issuers to comply with the repurchase provisions of Sections 3.09, 4.08 or 4.15 hereof or the covenants contained in Section
        ---------------------------                                      -------
     4.05 hereof;
     -----------

          (iv) failure by the Issuers for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture having an outstanding principal amount of more than $5.0 million, individually or in the aggregate, if such Indebtedness has been accelerated (or has matured);

          (vi) failure by the Issuers or any of their Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) any Guarantee of a Significant Guarantor shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Significant Guarantor, or any Person acting on behalf of any Significant Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (viii) any Gaming License relating to a Material Gaming Facility is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 30 days of any material portion or aspect of the Gaming Business of any Gaming Facility;

          (ix)  the Member Notes represent Indebtedness for more than 90 days;

          (x) either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, considered together, would constitute a Significant Subsidiary of either Issuer, pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) admits in writing its inability to pay its debts as they become due; and

          (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, considered together, would constitute a Significant Subsidiary of either Issuer, in an involuntary case,

               (B) appoints a custodian of either Issuer or any Significant Subsidiary of either Issuer, or for all or substantially all of the property of either Issuer or any Significant Subsidiary of either Issuer, or

               (C) orders the liquidation of either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries that, considered together, would constitute a Significant Subsidiary of either Issuer;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02   Acceleration.
               ------------

          (a) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable upon delivery of a notice of acceleration to the Issuers and to the agent for the lenders under the Senior Credit Agreement at such address as the Issuers shall have previously provided to the Trustee, provided, that the Notes shall become due and payable
                --------
immediately if any Senior Debt has been or is accelerated following delivery of a notice of acceleration. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(a)(x) or 6.01(a)(xi) occurs with respect to either Issuer, any Significant Subsidiary of the Issuers or any group of Restricted Subsidiaries of the Issuers that, taken together, would constitute a Significant Subsidiary of the Issuers, all outstanding Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to the provisions of Section 6.05 hereof, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

          (b) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.07
                                                             ------------
hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 15, of the years set forth below, as set forth below:

Year           Percentage
- ------------   -----------

     1996...       110.50%
     1997...       109.45
     1998...       108.40
     1999...       107.35
     2000...       106.30

Section 6.03   Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04   Waiver of Past Defaults.
               -----------------------

          At any time after declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee or the Holders, where applicable, the Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if (a) the Issuers have paid or deposited with the Trustee a sum sufficient to pay (i) all overdue installments of interest on all the Notes, (ii) the principal of any Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes, (iii) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Notes, and (iv) all money paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel and other advisors and (b) all Defaults and Events of Default, other than the non-payment of the principal of Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture. No such rescission will affect any subsequent Default or impair any right consequent thereon.

          When a Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or impair any right consequent thereto but any Event of Default arising from such Default shall be deemed to have been cured for every purpose of this Indenture. This Section 6.04 shall be
                                                           ------------
in lieu of TIA (S)316(a)(1)(B) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 6.05   Control by Majority.
               -------------------

          The Holders of a majority in aggregate principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee, provided that (a) such direction
                                              --------
is not in conflict with any rule of law or with this Indenture and (b) the Trustee may take any other action it deems proper that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability. This Section
                                                                       -------
6.05 shall be in lieu of TIA (S)316(a)1(A) and said TIA section is hereby
- ----
expressly excluded from this Indenture, as permitted by the TIA.

Section 6.06   Limitation on Suits.
               -------------------

          No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy under this Indenture, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee under this Indenture, (c) such Holder or Holders have offered to the Trustee an indemnity, adequate in the sole reasonable discretion of the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and
(e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to give or obtain a preference or priority over another Noteholder.

Section 6.07   Rights of Holders to Receive Payment.
               ------------------------------------

          Each Holder shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, interest and Liquidated Damages, if any, on, such Note on the stated maturity thereof and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

Section 6.08   Collection Suit by Trustee.
               --------------------------

          If an Event of Default specified in Section 6.01(a) or (b) occurs and
                                              ----------------------
is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel and other advisors.

Section 6.09   Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuers, their Subsidiaries, their creditors or their property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 6.10   Priorities.
               ----------

               If the Trustee collects any money pursuant to this Article 6, it
                                                                  ---------
shall pay out the money in the following order:

               First:  to the Trustee for amounts due under Section 7.07;
                                                            ------------

               Second: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

               Third:  to the Issuers.

  The Trustee may fix a record date and payment date for any payment or distribution of property or securities to Noteholders in accordance with Section
                                                                         -------
2.12 and may set a record date or payment date as necessary to effectuate its
- ----
obligations under this Indenture and the Notes.

Section 6.11   Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder
     ------------
pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate
            ------------
principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.01   Duties of Trustee.
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants shall be read into this Indenture against the Trustee; and

          (ii) in the absence of wilful misconduct, gross negligence or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of an Officer's Certificate or Opinion of Counsel required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of
                                                               -------------
     this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
                                ------------

Subparagraph (c)(iii) shall be in lieu of TIA (S)315(d)(3) and said TIA section
- ---------------------
is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
                      ---------------------------         ------------

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided with adequate funds or indemnity, adequate in the sole reasonable discretion of the Trustee, against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02   Rights of Trustee.
               -----------------

          (a) The Trustee may rely and shall be protected from acting or refraining from acting based on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability irrespective of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers and their Subsidiaries, personally or by agent or attorney.

          (g) Except with respect to Section 4.01, the Trustee shall have no
                                     ------------
duty to inquire as to the performance of the Issuers' covenants in Article 3, 4
                                                                   ------------
and 5 hereof.  In addition, the Trustee shall not be deemed to have knowledge of
- -----
any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a)(i) (other than a failure of the Issuers to
            -------------------
repurchase the Notes duly tendered for purchase following a Change of Control Offer or an Asset Sale Offer), Section 6.01(a)(ii) and Section 4.01, (ii) any
                               -------------------     ------------
Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (h) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless repayment of such funds shall reasonably be assured to it or the Trustee is provided adequate indemnity in its sole reasonable discretion.

Section 7.03   Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or an Affiliate with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11.
                                                ----------------------

Section 7.04   Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for any statement made by the Issuers or for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement in this Indenture or any statement in the Notes other than its authentication.

Section 7.05   Notice of Defaults.
               ------------------

          If a Default of Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment due on any Note (including any failure to make any mandatory redemption payment required hereunder), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders. The second sentence of Section
                                                                       -------
7.05 shall be in lieu of the proviso to TIA (S)315(b) and said TIA section is
- ----
hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 7.06   Reports by Trustee to Holders.
               -----------------------------

          Within 60 days after the reporting date stated in Section 11.09, the
                                                            -------------
Trustee shall mail to Noteholders, if required by TIA (S) 313(a), a brief report dated as of such reporting date that complies with such (S)313(a). The Trustee also shall comply with TIA (S)313(b)(2) and transmit by mail all reports as required by TIA (S)313(c).

          After this Indenture has been qualified under the TIA, a copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

Section 7.07   Compensation and Indemnity.
               --------------------------

          The Issuers shall pay to the Trustee, paying agents and registrars from time to time reasonable compensation for their respective services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents, counsel and other advisors.

          The Issuers shall indemnify the Trustee, paying agents and registrars, and their respective agents, counsel and other advisors, and shall hold them harmless against any claim or demand (including but not limited to attorney's fees and expenses) made against or as incurred by them in connection with the acceptance of this trust or the administration of this Indenture and their respective duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. However, failure of the Trustee to do so shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim at its own expense with counsel, who may be outside counsel to the Issuers but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense; provided, however, that the Trustee may, at its
                                --------  -------
option, retain its own separate counsel to defend such claim and the Issuers shall pay the reasonable fees and expenses of such separate counsel. In addition, if the Issuers do not so defend the Trustee or if at any time the counsel so selected is ethically prohibited from representing the Trustee (whether because of a conflict of interest or the provisions of the TIA), then the Trustee may retain one separate counsel and the Issuer shall pay the reasonable fees and expenses of such separate counsel. The indemnification herein extends to any settlement, provided that the Issuers shall not be liable
                                  --------
for any settlement made without its consent, and provided further that such
                                                 ----------------
consent shall not be unreasonably withheld.

          The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith or from the unreasonable refusal or failure of the Trustee to perform any of its duties or obligations hereunder.

          To secure the Issuers' payment obligations in this Section, the Trustee and any such predecessor trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee or the Holders, except that held in trust to pay principal of and premium, if any, and interest on the Notes.

          When the Trustee, or its agents, counsel or advisors, incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(x) or
                                                           ---------------------
(xi) occurs, the expenses and the compensation for the services are intended to
- ----
constitute expenses of administration under any Bankruptcy Law.

Section 7.08   Replacement of Trustee.
               ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the removed Trustee and the Issuers and may appoint a successor Trustee with the Issuers' consent. The Issuers may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;
                                               ------------

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may
                                              ------------
petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective without any further act, deed or conveyance, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations and the Trustee's rights under
        ------------
Section 7.07 hereof shall continue for the benefit of the
- ------------
retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.09   Successor Trustee by Merger, etc.
               --------------------------------

          Subject to Section 7.10, if the Trustee consolidates with, merges or
                     ------------
converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 7.10   Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 11.09. The Trustee is subject to TIA
                                 -------------
(S)310(b), including TIA (S)310(b)(9); provided, however, that there shall be
                                       --------  -------
excluded from the operation of (S) 310(b)(1) any indenture or indentures under which other securities are outstanding if the requirements of (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified herein.

Section 7.11   Preferential Collection of Claims Against Issuers.
               -------------------------------------------------

          The Trustee shall comply with TIA (S)311(a), excluding any creditor relationship set forth in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S)311(a) to the extent indicated therein.


                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01   Option To Effect Legal Defeasance Or Covenant Defeasance.
               --------------------------------------------------------

          The Issuers may, at the option of the Management Committee evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon
            --------------------
compliance with the conditions set forth below in this Article 8.
                                                       ---------

     Section 8.02   Legal Defeasance And Discharge.
                    ------------------------------

          Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal

Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be outstanding only for the purposes of Section 8.05 hereof and the other Sections of this Indenture
                ------------
referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium, interest and Liquidated Damages (if any) on, the Notes when such payments are due from the trust referred to in Section 8.04 hereof, (ii) the
                                               ------------
Issuers, obligations with respect to such Notes under Article 2 and Section 4.04
                                                      ---------     ------------
hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Issuers' obligations in connection therewith and (iv) this
Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03   Covenant Defeasance.
               -------------------

          Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.05, 4.06, 4.08, 4.09,
                                             --------------------------------
4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 hereof with respect to the
- -------------------------------------------
outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter
                         -------------------
be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified
                             ------------
above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of
                                                        ------------
the option applicable to this Section 8.03, subject to the satisfaction of the
                              ------------
conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii) through
                        ------------         -----------------------------
6.01(a)(ix) hereof shall not constitute Events of Default.
- -----------

 Section 8.04  Conditions To Legal Or Covenant Defeasance.
               ------------------------------------------

          The following shall be the conditions to the application of either

Section 8.02 or 8.03 hereof to the outstanding Notes:
- --------------------

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, interest and Liquidated Damages (if any) on, the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (ii)  in the case of an election under Section 8.02 hereof, the
                                                 ------------
     Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii)  in the case of an election under Section 8.03 hereof, the
                                                  ------------
     Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(a)(x) or 6.01(a)(xi) hereof are
                            ----------------------------------
     concerned,
     at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

          (vi) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

          (viii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05   Deposited Money And Government Securities To Be Held In Trust;
               --------------------------------------------------------------
               Other Miscellaneous Provisions.
               ------------------------------

          Subject to Section 8.06 hereof, all money and non-callable Government
                     ------------
Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the Trustee)
                                                      ------------
pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be
            ------------
held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal
                                            ------------
and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized
            ------------
firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under

Section 8.04(i) hereof), are in excess of the amount thereof that would then be
- ---------------
required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06   Repayment To The Issuers.
               ------------------------

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, or premium, interest or Liquidated Damages, if any, on, any Note and remaining unclaimed for two years after such principal, premium, interest or Liquidated Damages has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the issuers.

Section 8.07   Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
                                                                 ---------------
8.03 hereof, as the case may be, by reason of any order or judgment of any court
- ----
or governmental authority enjoining, restraining or otherwise prohibiting such application, then the issuers, obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to

Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is
- --------------------
permitted to apply all such money in accordance with Section 8.02 or 8.03
                                                     --------------------
hereof, as the case may be; provided, however, that, if the issuers make any payment of principal of, or premium, interest or Liquidated Damages, if any, on, any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                  AMENDMENTS

Section 9.01   Without Consent of Holders.
               --------------------------

          The Issuers, when authorized by a resolution of the Management Committee, and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement this Indenture or the Notes for certain specified purposes, including, among other things:

          (1) to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Section 5.01;
                              ------------

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (4) to make any change that does not adversely affect the legal rights hereunder of any Noteholder;

          (5) to add to the covenants, conditions and restrictions of the Issuers, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuers, or

          (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted.

     Upon the request of the Issuers accompanied by a resolution of the Management Committee of the Company and a resolution of the board of directors of Capital authorizing the execution of any such amended or supplemental Indenture, and upon the receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture, the Trustee shall join the Issuers in its execution of any such amended or supplemental Indenture and shall make such further appropriate agreements and stipulations as may be therein contained; provided that the Trustee shall not be obligated to enter into any such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02   With Consent of Holders.
               -----------------------

          (a)  Except as provided in Section 9.02(b) hereof and subject to
                                     ---------------
Sections 6.02, 6.04 and 6.07, (i) the Issuers and the Trustee may amend, modify
- ----------------------------
or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding

Notes (including without limitation consents obtained in connection with a purchase of, or tender offer in exchange for, the Notes) and (ii) the Holders of a majority in aggregate principal amount of the Notes then outstanding may by written instrument waive any existing default or compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes.

          (b) Notwithstanding anything to the contrary contained herein, without the written consent of each Holder affected thereby, no amendment, modification or supplement of this Indenture or the Notes, and no waiver of any default of rights thereunder may (with respect to any of the Notes held by any non-consenting Holder):

          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 2.11, 3.09, 4.08 and 4.15 hereof);
                                 ----------------------------------

          (iii) reduce the rate of or change the time for payment of interest on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of, or premium, interest or Liquidated Damages (if any) on, the Notes (except a rescission of acceleration of the Notes by Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any Note payable in money other than that stated in the Notes;

          (vi)  make any change in Sections 6.04 or 6.07 hereof or in the
                                   ---------------------
     foregoing amendment and waiver provisions; or

          (vii) waive a redemption payment with respect to any Note (other than a payment required by the provisions described in Sections 2.11, 3.09, 4.08
                                                       -------------------------
     and 4.15 hereof).
     --------

          (c)  To secure a consent of the Holders under this Section 9.02, it
                                                             ------------
shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. The calculation of holders so consenting shall be made pursuant to Section 2.09 hereof.
                    ------------

          (d)  After an amendment or waiver under this Section 9.02 becomes
                                                       ------------
effective, the Issuers shall mail to Noteholders and the Trustee a notice describing the amendment or waiver, provided that failure to give the required notice shall not affect the
        --------
validity and effect of such amendment or waiver.

Section 9.03   Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04   Revocation and Effect of Consents.
               ---------------------------------

          Until the earlier of the time that an amendment or waiver becomes effective or for a period of 90 days from the date the consent was given, a consent to an amendment or waiver by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.

          The Trustee may, upon written direction of the Issuers, or as otherwise required hereunder or by judgement, decree, order, statute, rule or governmental regulation, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the aggregate principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (i) through
                                                         -------------------
(viii) of Section 9.02(b).  In such case, the amendment or waiver shall bind
- ------    ---------------
each Holder of a Note who has consented to it.

Section 9.05   Notation on or Exchange of Notes.
               --------------------------------

          If an amendment, supplement or waiver changes the terms of the Notes, the Trustee may require each Holder thereof to deliver its Notes to the Trustee. The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity or effect of such amendment or waiver.

Section 9.06   Trustee Protected.
               -----------------

          The Trustee shall sign all supplemental indentures and amendments authorized pursuant to this Article 9, except that the Trustee need not sign any
                            ---------
supplemental indenture that adversely affects its rights. The Trustee, subject to Sections 7.01 and 7.02, shall be entitled to receive if requested, an
   ----------------------
indemnity satisfactory to it in its sole reasonable discretion and shall be entitled to be fully protected in relying upon, an Opinion of Counsel stating that any amendment, supplement or waiver is authorized or permitted by this Indenture and that such supplemental indenture and this Indenture, as so amended or supplemented, constitute the valid and binding obligations of the Issuers, enforceable against each of them in accordance with their respective terms (subject to customary and necessary exceptions) and all conditions precedent have been complied with.


                                   ARTICLE 10

                                 SUBORDINATION

Section 10.01  Agreement To Subordinate.
               ------------------------

          The Issuers agree for themselves and for their successors, and each Holder by accepting a Note agrees, that the payment of principal of, and premium, interest, Liquidated Damages, if any, on, and any other amounts payable by the Issuers with respect to, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. This Article 10 shall
                                                        ----------
constitute a continuing offer to all persons or entities who become holders of, or continue to hold, Senior Debt. Notwithstanding anything to the contrary in this Indenture or the Notes, the provisions of this Article 10 are made for the
                                                    ----------
benefit of the holders of Senior Debt, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, without any act or notice of acceptance hereof or reliance hereon. No amendment, modification or discharge of any provision of this Article 10 shall be effective against any
                                   ----------
holder of Senior Debt unless expressly consented to in writing by such holder. The provisions of this Article 10 apply notwithstanding anything to the contrary
                       ----------
contained in the Notes or this Indenture. Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full, or such payment duly provided for in Cash or in manner satisfactory to the holders of such Senior Debt, before any payment is made on account of the Notes or this Indenture.

Section 10.02  Liquidation; Dissolution; Bankruptcy.
               ------------------------------------

          Upon any distribution to creditors of either Issuer in a liquidation or dissolution of such Issuer or in a bankruptcy (whether voluntary or involuntary), reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property, an assignment for the benefit of creditors or any marshalling of either Issuers' assets and liabilities:

          (1) holders of Senior Debt of such Issuer shall be entitled to receive payment in full and in cash of all principal, interest, fees, expenses and other Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described in Section 8.04 hereof);
                                                        ------------
     and

          (2) until all principal, interest, fees, expenses and other Obligations with respect to Senior Debt of such Issuer are paid in full, any distribution to which the Holders of Notes would be entitled but for this Article 10 shall be made to the holders of such Senior Debt (except
          ----------
     that Holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described in

     Section 8.04 hereof).
     ------------

Section 10.03  Default on Designated Senior Debt.
               ---------------------------------

          The Issuers may not make, and no Holder shall ask for, demand, sue for or otherwise exercise remedies with respect to, any payment upon or in respect of the Notes and may not offer to repurchase Notes (other than in the form of securities that are subordinated to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described in Section 8.04 hereof) if:
                   ------------

          (i) a default in the payment of the principal of, or premium or interest on, or fees or other amounts owing with respect to, Designated Senior Debt occurs and has not been cured or waived in writing; or

         (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the
                                           -----------------------
     Issuers or the holders of any Designated Senior Debt.

          Payments on the Notes may and shall be resumed:

          (a) in the case of default referred to in Section 10.03(i) hereof,
                                                    ----------------
upon the date on which such default is cured or waived in writing, and

          (b) in case of a default referred to in Section 10.03(ii) hereof, the
                                                  -----------------
earlier of the date on which such nonpayment default is cured or waived in writing or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

          No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default referred to in Section 10.03(ii) hereof
                                                       -----------------
that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee by holders of Designated Senior Debt and which is known to the holders of such Designated Senior Debt, shall be, or be made, the basis for a subsequent Payment Blockage Notice (unless such nonpayment default shall have been cured or waived for a period of not less than 181 days).

Section 10.04  Acceleration of Notes.
               ---------------------

          The Issuers and the Trustee shall promptly notify holders of Senior Debt of the issuance by the Trustee or the receipt of an acceleration notice following an Event of Default, whereupon the Trustee shall promptly notify the holders of Designated Senior Debt of such acceleration notice, provided that failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.
                                    ----------

Section 10.05  When Distribution Must Be Paid Over.
               -----------------------------------

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, in violation of this Article 10, such payment shall be
                                            ----------
held by the Trustee or such Holder, in trust for the benefit of and shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the credit facility, indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no
              ----------
implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10,
                                                               ----------
except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06  Notice By The Issuers.
               ---------------------

          The Issuers shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such
                                          ----------
notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.
                 ----------

Section 10.07  Subrogation.
               -----------

          After all Senior Debt is irrevocably paid in full in cash or cash equivalents satisfactory to the holders thereof and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt
             ---- -----
to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior
                                                ----------
Debt that otherwise would have been made to Holders is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

Section 10.08  Relative Rights.
               ---------------

          This Article 10 defines the relative rights of Holders and holders of
               ----------
Senior Debt.  Nothing in this Indenture shall:

          (1) impair, as between the Issuers and Holders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of the Issuers other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

          If the Issuers fail because of this Article 10 to pay principal of or
                                              ----------
interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09  Subordination May Not Be Impaired By the Issuers.
               ------------------------------------------------

          No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.

Section 10.10  Distribution Or Notice To Representative.
               ----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Issuers referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon
        ----------
any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.
                                                         ----------

Section 10.11  Rights Of Trustee And Paying Agent.
               ----------------------------------

          Notwithstanding the provisions of this Article 10 or any other
                                                 ----------
provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Trustee Office prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article. Nothing in this Article 10 shall impair the claims of, or
                               ----------
payments to, the Trustee under or pursuant to Section 7.07 hereof.
                                              ------------

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Debt (or a Representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the
                                                            ----------
Trustee may request such Person
to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such
                                                  ----------
evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12  Authorization To Effect Subordination.
               -------------------------------------

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this

Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for
- ----------
any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
                                                                       -------
6.09 hereof at least 30 days before the expiration of the time to file such
- ----
claim, the agents of the lenders under the Senior Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13  Legend.
               ------

          The Notes and any instrument evidencing any of the Indebtedness arising under or with respect to this Indenture will, on the date issued, be inscribed with a legend conspicuously indicating that the payment thereof is subordinated to the Senior Debt pursuant to the terms of this Indenture.

Section 10.14  No Waiver.
               ---------

          No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuers with the terms and provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt or any security or guarantee thereof, or therefor, may release, sell, exchange or enforce such security or guarantee or elect any right or remedy, or delay in enforcing, or release any right or remedy or otherwise deal freely with the Issuers and any security for the Senior Debt all without notice to the Noteholders and all without affecting the liabilities and obligations of the parties to this Indenture, even if any right or reimbursement or subrogation or other right or remedy of the Noteholders is extinguished, affected or impaired thereby. No provision of any supplement or amendment to this Indenture or the Notes which adversely affects in any way the holders of Senior Debt shall be effective against the holders of Senior Debt who have not consented thereto in writing.


                                   ARTICLE 11

                               GENERAL PROVISIONS

Section 11.01  Trust Indenture Act Controls.
               ----------------------------

          This Indenture, whether or not qualified under the TIA, shall be subject to the terms and provisions if the TIA as if so qualified.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required to be included in this Indenture by the TIA as in effect at the date hereof or, to the extent required by law, as amended after the date hereof, the required provision shall control.

Section 11.02  Notices.
               -------

          Any notice or communication by the Issuers or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, nationally recognized overnight courier, telex or telecopier to the other's address stated in Section 11.09. The Issuers or the Trustee by written
                          -------------
notice to the other may designate an additional or different address for subsequent notices or communications.

          Any notice or communication to a Noteholder shall be mailed by first-class mail to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuers mail a notice or communication to Noteholders, they shall mail a copy to the Trustee and each Agent at the same time.

          All other notices or communications shall be in writing.

Section 11.03  Communication by Holders with Other Holders.
               -------------------------------------------

          Noteholders may communicate pursuant to TIA (S)312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA (S)312(c).

Section 11.04  Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the Issuers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

          (3) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA (S) 314(c).

Section 11.05  Statements Required in Certificate or Opinion.
               ---------------------------------------------

          Each certificate or opinion of a Person with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that
                                                        --------  -------
     with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate.

Section 11.06  Rules by Trustee and Agents.
               ---------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07  No Recourse Against Others.
               --------------------------

          A director, officer, employee, member, manager or stockholder, as such, of the Issuers or of any Guarantor shall not have any liability for any obligations of the Issuers or any Guarantor under the Notes or any Guarantee thereof or this Indenture, or for any claim based thereon, by reason of such status as director, officer, employee, member, manager or stockholder. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes. Each director, officer, employee, manager, member and stockholder (other than the Company) is a third party beneficiary of this Section 11.07.
                                -------------

Section 11.08  Counterparts.
               ------------

          This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.09  Other Provisions.
               ----------------

          The Issuers initially appoint the Trustee as Paying Agent, Registrar and authenticating agent.

          The first certificate pursuant to Section 4.03(a) shall be for the
                                            ---------------
fiscal year ending on December 31, 1996.  The reporting date for Section 7.06 is
                                                                 ------------
December 31 of each year.  The first reporting date is December 31, 1996.

          The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company that has, a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition pursuant to applicable law.

          The Issuers' address is:

               345 North Virginia Street
               Reno, Nevada  89501
               Telecopier:  (702) 348-7513
               Attention:  Chief Financial Officer

          The Trustee's address for notice is:

               Fleet National Bank
               777 Main Street
               Hartford, Connecticut  06115
               Attention:  Corporate Trust Administration
               Telecopier: (860) 986-7920


Section 11.10  Governing Law.
               -------------

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY A HOLDER OF ANY OF THE NOTES OR BY THE TRUSTEE IN ORDER TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS INDENTURE OR UNDER THE NOTES, THE ISSUERS HEREBY CONSENTS AND WILL SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK. THE ISSUERS HEREBY AGREES TO ACCEPT SERVICE OF PROCESS BY NOTICE GIVEN TO IT PURSUANT TO THE PROVISIONS OF SECTION 11.02.
              -------------

Section 11.11  No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any of their Subsidiaries. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12  Successors.
               ----------

          All agreements of the Issuers in this Indenture and the Notes shall bind their successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13  Severability.
               ------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14  Table of Contents, Headings, Etc.
               --------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                           [signature pages follows]

          The parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

                                    The Issuers:
                                    -----------

                                    ELDORADO RESORTS, LLC


                                    By: /s/ Donald L. Carano
                                       --------------------------------------
                                       Donald L. Carano
                                       Chief Executive Officer,
                                       President and Presiding
                                       Manager


                                    By: /s/ Raymond J. Poncia, Jr.
                                       --------------------------------------
                                       Raymond J. Poncia, Jr.
                                       Corporate Representative of
                                       Hotel Casino Management,
                                       Inc., Manager

                                    ELDORADO CAPITAL CORP.


                                    By: /s/ Donald L. Carano
                                       --------------------------------------
                                       Donald L. Carano
                                       President


                                    By: /s/ Raymond J. Poncia, Jr.
                                       --------------------------------------
                                       Raymond J. Poncia, Jr.
                                       Vice President

                                    Trustee:
                                    -------


                                    FLEET NATIONAL BANK
                                    -------------------


                                    By: /s/ Michael Hopkins
                                       --------------------------------------
                                       Michael Hopkins
                                       Vice President

                                                                       EXHIBIT A
                                                  FORM OF PRIVATE PLACEMENT NOTE
                                                            CUSIP NO.: 284710AA8

THESE SECURITIES ARE SUBJECT TO SUBORDINATION IN THE MANNER SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

                     SEE REVERSE FOR TRANSFER RESTRICTIONS

                             ELDORADO RESORTS LLC
                             ELDORADO CAPITAL CORP.

         10 1/2% SERIES A SENIOR SUBORDINATED NOTE DUE AUGUST 15, 2006

$                                                        New York, New York
 ------------------
Note No.                                                      July 31, 1996
        -------------
Interest Payment Dates:                           February 15 and August 15
Record Dates:                                       February 1 and August 1

          FOR VALUE RECEIVED, the undersigned, Eldorado Resorts LLC, a Nevada limited-liability company, and Eldorado Capital Corp., a Nevada corporation (the "Issuers"), hereby jointly and severally promise to pay to __________ or its
 -------
registered assigns, the principal sum of $_______________ (or so much thereof as shall not have been prepaid) on August 15, 2006.

          This is one of the Notes Dated: _____________ mentioned in the within-mentioned Indenture.

                                       ELDORADO RESORTS LLC


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       ELDORADO CAPITAL CORP.


FLEET NATIONAL BANK,                   By:
as Trustee                                -----------------------------------
                                          Name:
                                          Title:


By:                                    By:
   -------------------------------        -----------------------------------
   Authorized Signatory                   Name:
                                          Title:

                                                                       EXHIBIT A
                                                  FORM OF PRIVATE PLACEMENT NOTE
                                                            CUSIP NO.: 284710AB6

THESE SECURITIES ARE SUBJECT TO SUBORDINATION IN THE MANNER SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

                     SEE REVERSE FOR TRANSFER RESTRICTIONS

                      ELDORADO RESORTS LLC
                      ELDORADO CAPITAL CORP.

         10 1/2% SERIES A SENIOR SUBORDINATED NOTE DUE AUGUST 15, 2006


$                                                         New York, New York
 --------------------                                          July 31, 1996
Note No.
        -------------

Interest Payment Dates:                            February 15 and August 15
Record Dates:                                        February 1 and August 1


          FOR VALUE RECEIVED, the undersigned, Eldorado Resorts LLC, a Nevada limited-liability company, and Eldorado Capital Corp., a Nevada corporation (the "Issuers"), hereby jointly and severally promise to pay to __________ or its
 -------
registered assigns, the principal sum of $___________________ (or so much thereof as shall not have been prepaid) on August 15, 2006.

          This is one of the Notes Dated: _____________ mentioned in the within-mentioned Indenture.

                                       ELDORADO RESORTS LLC


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       ELDORADO CAPITAL CORP.


FLEET NATIONAL BANK,                   By:
as Trustee                                -----------------------------------
                                          Name:
                                          Title:


By:                                    By:
   -------------------------------        -----------------------------------
   Authorized Signatory                   Name:
                                          Title:

                                  BACK OF NOTE

                   10 1/2% Series A Senior Subordinated Note
                              Due August 15, 2006

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Issuers
                                                          ---
or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST),
(ii) TO THE ISSUERS, (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

- -------------
/1/  This is to be included only if the Note is in global form.

          Unless otherwise indicated herein, capitalized terms used herein shall have the meanings assigned to them in the Indenture (referred to below) and if no meaning is assigned therein, the meanings assigned to them in the Registration Rights Agreement (as defined in the Indenture).

     1.  Interest.  Eldorado Resorts LLC, a Nevada limited-liability company
         --------
(the "Company") and Eldorado Capital Corp., a Nevada corporation ("Capital" and,
      -------                                                      -------
together with the Company, the "Issuers") promise to pay interest on the
                                -------
principal amount of this Note at the rate of 10 1/2% per annum from July 31,
                                                     --- -----
1996 until maturity (plus any Liquidated Damages required to be paid pursuant to the terms of the Registration Rights Agreement). The Issuers shall pay interest semiannually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an Interest Payment Date). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the first date on which any Notes are issued; provided, that if there is no existing
                                    --------
Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be
          --------  -------
February 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Issuer shall pay default interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) at the same interest rate as is applicable to the Notes, to the extent lawful. Such default interest shall be paid to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to the Holders a notice that states the special record date, the related payment date and the amount of such default interest to be paid.

          Notwithstanding the foregoing, at no time shall the maximum aggregate interest rate borne by the Notes exceed the maximum amount permitted under applicable usury laws.

     2.  Method of Payment.  The Issuers shall pay interest on the Notes (except
         -----------------
defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date (each a "Record Date") even if such Notes are cancelled after the Record Date and on or before the Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Holders must surrender Notes to a Paying Agent to collect principal payments and premium payments, if any. The Issuers shall pay principal of and premium, interest and Liquidated Damages, if any, on the Notes at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes;

provided, that payment by wire transfer of immediately available funds will be
- --------
required with respect to principal of, and premium, interest and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided appropriate wire transfer instructions to the Issuers or the Paying Agent. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3.  Paying Agent and Registrar.  Fleet National Bank, 14 Wall Street, 8th
         --------------------------
Floor, New York, New York 10005 (the "Trustee") will act as the initial Paying
                                      -------
Agent or Registrar without prior notice to the Holders. Except as otherwise provided in the Indenture, the Issuers may act in any such capacity.

     4.  Indenture.  The Issuers issued the Notes under an Indenture dated as of
         ---------
July 31, 1996 (the "Indenture") between the Issuers and the Trustee.  The terms
                    ---------
of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S)77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are general, unsecured obligations of the Issuers limited to $100,000,000 in aggregate principal amount.

     5.  Subordination.  The payment of principal of, and premium, interest and
         -------------
Liquidated Damages, if any, on the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     6.  Optional Redemption.
         -------------------

          (a) Except as set forth in subparagraph (b) below of this Paragraph 6 or as required by applicable gaming law, the Issuers shall not have the option to redeem the Notes prior to August 15, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:


Year                     Percentage
2001..................       105.25%
2002..................       103.50%
2003..................       101.75%
2004 and thereafter...       100.00%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 6, on or prior to August 15, 1999, the Issuers may redeem up to 33% in aggregate principal amount of the Notes originally issued under the Indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net proceeds of one or more Public Equity Offerings; provided that at
                                                              --------
least $67.0 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption; and

provided, further, that notice of each such redemption shall have been given
- --------  -------
within 30 days after the date of the closing of any such Public Equity Offering.


     7.  Mandatory Redemption.
         --------------------

          Except as set forth in Paragraph 8 below, the Issuers shall not be
                                 -----------
required to make mandatory redemption or sinking fund payments with respect to the Notes.

     8.  Repurchase at the Option of Holders.
         -----------------------------------

          (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") pursuant to Section 4.08 of the
                  -----------------------
Indenture to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. The Issuers shall first comply with the subordination provisions of the Indenture before they shall be required to repurchase Notes pursuant to a Change of Control Offer.

          (b) If the Issuers or a Restricted Subsidiary consummates any Asset Sales, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Sections 3.09 and 4.15 of the Indenture to
     ----------------
purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.
                               --- ----

          (c) Holders of Notes that are the subject of a Change of Control Offer or an Asset Sale Offer, as applicable, will receive notice from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          9.  Gaming Redemption.  Notwithstanding any other provision of this
              -----------------
Note, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at their option, (i) to require such Holder or beneficial owner to dispose of such Holders or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to redeem the Notes of such Holder or beneficial owner at the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired such Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Holder or beneficial owner of Notes applying for a license, qualification or a finding of suitability with any Gaming Authority must pay all costs of the licensure or investigation for such qualification or finding of suitability. The Issuers shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or a finding of suitability.

          10.  Notice of Redemption.  Except in the case of a redemption
               --------------------
effected pursuant to Section 9 hereof, notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

          11.  Denominations, Transfer, Exchange.  The Notes are in registered
               ---------------------------------
form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the date on which a notice of redemption is mailed or during the period between a Record Date and the corresponding Interest Payment Date.

          12.  Persons Deemed Owners. The registered Holder of a Note may be
               ---------------------
treated as its owner for all purposes.

          13.  Amendment, Supplement and Waiver.  The Issuers and the Trustee
               --------------------------------
may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things: (1) to cure any ambiguity, defect or inconsistency,

(2) to comply with Section 5.01 of the Indenture, (3) to provide for
                   ------------
uncertificated Notes in addition to or in place of certificated Notes, (4) to make any change that does not adversely affect the legal rights hereunder of any Noteholder, (5) to add to the covenants, conditions and restrictions of the Issuers, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuers, or (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted.

          Upon the request of the Issuers accompanied by a resolution of the Management Committee of the Company and a resolution of the board of directors of Capital authorizing the execution of any such amended or supplemental Indenture, and upon the receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture, the Trustee shall join the Issuers in its execution of any such amended or supplemental Indenture and shall make such further appropriate agreements and stipulations as may be therein contained; provided that the Trustee shall not be obligated to enter into any such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          (b)  Except as provided in Section 9.02(b) of the Indenture and
                                     ---------------
subject to Sections 6.02, 6.04 and 6.07 thereof, (i) the Issuers and the Trustee
           ----------------------------
may amend, modify or supplement the Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including without limitation consents obtained in connection with a purchase of, or tender offer in exchange for, the Notes) and
(ii) the Holders of a majority in aggregate principal amount of the Notes then outstanding may by written instrument waive any existing default or compliance in a particular instance by the Issuers with any provision of the Indenture or the Notes.

          (c) Notwithstanding anything to the contrary contained in the Indenture or the Notes, without the written consent of each Holder affected thereby, no amendment, modification or supplement of the Indenture or the Notes, and no waiver of any default of rights thereunder may (with respect to any of the Notes held by any non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 2.11, 3.09, 4.08 and 4.15 of the
            ----------------------------------

Indenture), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of, or premium, interest or Liquidated Damages (if any) on, the Notes (except a rescission of acceleration of the Notes by Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in Sections 6.04
                                                                   -------------
or 6.07 of the Indenture or in the foregoing amendment and waiver provisions or
- -------
(vii) waive a redemption payment with respect to any Note (other than a payment required by the provisions described in Sections 2.11, 3.09, 4.08 and 4.15 of
                                        ----------------------------------
the Indenture).

     14.  Defaults and Remedies. Events of Default include:
          ---------------------

          (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes (whether or not prohibited by
     Article 10 of the Indenture);
     ----------

          (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the
                                                     ----------
     Indenture);

          (iii) failure by the Issuers to comply with the repurchase provisions of Sections 3.09, 4.08 or 4.15 of the Indenture or the covenants contained
        ---------------------------
     in Section 4.05 of the Indenture;
        -----------------------------

          (iv) failure by the Issuers for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture having an outstanding principal amount of more than $5.0 million, individually or in the aggregate, if such Indebtedness has been accelerated (or has matured);

          (vi) failure by the Issuers or any of their Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) any Guarantee of a Significant Guarantor shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Significant Guarantor, or any Person acting on behalf of any Significant Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (viii) any Gaming License relating to a Material Gaming Facility is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 30 days of any material portion or aspect of the Gaming Business of any Gaming Facility;

          (ix)  the Member Notes represent Indebtedness for more than 90 days;

          (x) either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, considered together, would constitute a Significant Subsidiary of either Issuer, pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing its inability to pay its debts as they become due; and

          (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, considered together, would constitute a Significant Subsidiary of either Issuer, in an involuntary case, (B) appoints a custodian of either Issuer or any Significant Subsidiary of either Issuer, or for all or substantially all of the property of either Issuer or any Significant Subsidiary of either Issuer, or (C) orders the liquidation of either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries that, considered together, would constitute a Significant Subsidiary of either Issuer; and the order or decree remains unstayed and in effect for 60 consecutive days.

     15.  Trustee Dealings with the Issuers.  The Trustee under the Indenture,
          ---------------------------------
or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if the Trustee were not Trustee.

     16.  No Recourse Against Others.  A director, officer, employee, member,
          --------------------------
manager or stockholder, as such, of the Issuers or of any Guarantor shall not have any liability for any obligations of the Issuers or any Guarantor under the Notes or the Indenture or for any claim based thereon, in respect of or by reason of such status as director, officer, employee, member, manager or stockholder. Each Noteholder by accepting a Note waives and releases all such liability.

     17.  Authentication.  This Note shall not be valid until authenticated by
          --------------
the manual signature of the Trustee or an authenticating agent.

     18.  Abbreviations.  Customary abbreviations may be used in the name of a
          -------------
Noteholder or an assignee, such as: TEN CO (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19.  Additional Rights of Holders.  In addition to the rights provided to
          ----------------------------
Holders of the Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.

     20.  CUSIP Numbers.  The Issuers have caused one or more CUSIP numbers to
          -------------
be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption or exchange as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and reliance may be placed only on the other identification numbers placed thereon.

     21.  GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN
          -------------
AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED.

          The Issuers shall furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: Eldorado Resorts LLC, 345 North Virginia Street, Reno, Nevada 89501, Attention:
Secretary.

                                ASSIGNMENT FORM


To assign this Note, fill in the form below:



I or we assign and transfer this Note to:


     _____________________________________________
     (Assignee)


     _____________________________________________
     (Assignee's soc. sec. or tax I.D. no.)


     _____________________________________________
     (Assignee's name, address and zip code)



and irrevocably appoint:

     _____________________________________________


as agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him or her.

Dated:    _____________________


                      -------------------------------------------------
                      (name as appears on the face of the Note)

                      By:
                          ---------------------------------------------

                      Signature guaranteed by:
                                               ------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE



     If you want to elect to have this Note purchased by the Issuers pursuant to

Sections 3.09 and 4.08 or Section 4.15 of the Indenture and paragraph 8 of this
- --------------------------------------                      -----------
Note, check the box:

              [_]

          If you want to elect to have only part of this Note purchased by the Issuers pursuant to Sections 3.09 and 4.08 or Section 4.15 of the Indenture and
                    --------------------------------------
paragraph 8 of this Note, state the amount:
- -----------

          $___________________________________
           (in an integral multiple of $1,000)



Date:               Your Signature:__________________________________________
                                    (Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:

              SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES/1/


The following exchanges of a part of this Global Note for Certificated Notes have been made:


                                              Principal          Signature
                Amount of      Amount of      Amount of          of authorized
                Decrease in    Increase in    this Global        officer of
                Principal      Principal      Note               Trustee or
Date of         Amount of      Amount of      following          Global Note
Exchange        this Global    this Global    such               Holder
                Note           Note           decreases
                                              (or increases)

- -------------
/1/  This is to be included only if the Note is in global form.

                                                                       EXHIBIT B
                                                           FORM OF EXCHANGE NOTE
                                                           CUSIP NO.: __________

THESE SECURITIES ARE SUBJECT TO SUBORDINATION IN THE MANNER SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

                     SEE REVERSE FOR TRANSFER RESTRICTIONS

                    ELDORADO RESORTS LLC
                    ELDORADO CAPITAL CORP.

         10 1/2% SERIES B SENIOR SUBORDINATED NOTE DUE AUGUST 15, 2006

$                                                          New York, New York
 --------------------
Note No.                                                               , 1996
        -------------                                      ------------

Interest Payment Dates:                             February 15 and August 15
Record Dates:                                         February 1 and August 1

          FOR VALUE RECEIVED, the undersigned, Eldorado Resorts LLC, a Nevada limited-liability company, and Eldorado Capital Corp., a Nevada corporation (the "Issuers"), hereby jointly and severally promise to pay to __________ or its
 -------
registered assigns, the principal sum of $_________________ (or so much thereof as shall not have been prepaid) on August 15, 2006.

          This is one of the Notes Dated: ______________ mentioned in the within-mentioned Indenture.

                                    ELDORADO RESORTS LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    ELDORADO CAPITAL CORP.

FLEET NATIONAL BANK,
By:
   --------------------------
as Trustee                              Name:
                                        Title:


By:                                 By:
   --------------------------           --------------------------------------
    Authorized Signatory                Name:
                                        Title:

                                  BACK OF NOTE

                   10 1/2% Series B Senior Subordinated Note
                              Due August 15, 2006

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Issuers
                                                          ---
or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./2/

          Unless otherwise indicated herein, capitalized terms used herein shall have the meanings assigned to them in the Indenture (referred to below) and if no meaning is assigned therein, the meanings assigned to them in the Registration Rights Agreement (as defined in the Indenture).

     1.  Interest.  Eldorado Resorts LLC, a Nevada limited-liability company
         --------
(the "Company") and Eldorado Capital Corp., a Nevada corporation ("Capital" and,
      -------                                                      -------
together with the Company, the "Issuers") promise to pay interest on the
                                -------
principal amount of this Note at the rate of 10 1/2% per annum from July 31,
                                                     --- -----
1996 until maturity (plus any Liquidated Damages required to be paid pursuant to the terms of the Registration Rights Agreement). The Issuers shall pay interest semiannually on February 15 and August 15 of each year, or if any such day is not a Business, or the next succeeding Business Day (each an Interest Payment
Date). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the first date on which any Notes are issued; provided, that if there is no existing Default in
                            --------
the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and

provided, further, that the first Interest Payment Date shall be February 15,
- --------  -------
1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Issuer shall pay default interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) at the same interest rate

- ------------
/2/  This is to be included only if the Note is in global form.

as is applicable to the Notes, to the extent lawful. Such default interest shall be paid to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to the Holders a notice that states the special record date, the related payment date and the amount of such default interest to be paid.

          Notwithstanding the foregoing, at no time shall the maximum aggregate interest rate borne by the Notes exceed the maximum amount permitted under applicable usury laws.

     2.  Method of Payment.  The Issuers shall pay interest on the Notes (except
         -----------------
defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date (each a "Record Date") even if such Notes are cancelled after the Record Date and on or before the Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Holders must surrender Notes to a Paying Agent to collect principal payments and premium payments, if any. The Issuers shall pay principal of and premium, interest and Liquidated Damages, if any, on the Notes at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes;

provided, that payment by wire transfer of immediately available funds will be
- --------
required with respect to principal of, and premium, interest and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided appropriate wire transfer instructions to the Issuers or the Paying Agent. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3.  Paying Agent and Registrar.  Fleet National Bank, 14 Wall Street, 8th
         --------------------------
Floor, New York, New York 10005 (the "Trustee") will act as the initial Paying
                                      -------
Agent or Registrar without prior notice to the Holders. Except as otherwise provided in the Indenture, the Issuers may act in any such capacity.

     4.  Indenture.  The Issuers issued the Notes under an Indenture dated as of
         ---------
_______________, 1996 (the "Indenture") between the Issuers and the Trustee.
                            ---------
The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S)77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are general, unsecured obligations of the Issuers limited to $100,000,000 in aggregate principal amount.

     5.  Subordination.  The payment of principal of, and premium, interest and
         -------------
Liquidated Damages, if any, on the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     6.  Optional Redemption.
         -------------------

          (a) Except as set forth in subparagraph (b) below of this Paragraph 6 or as required by applicable gaming law, the Issuers shall not have the option to redeem the Notes prior to August 15, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year                     Percentage
2001..................       105.25%
2002..................       103.50%
2003..................       101.75%
2004 and thereafter...       100.00%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 6, on or prior to August 15, 1999, the Issuers may redeem up to 33% in aggregate principal amount of the Notes originally issued under the Indenture at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net proceeds of one or more Public Equity Offerings; provided that at
                                                              --------
least $67.0 million in
aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption; and provided, further, that notice of each
                                        --------  -------
such redemption shall have been given within 30 days after the date of the closing of any such Public Equity Offering.

     7.  Mandatory Redemption.
         --------------------

          Except as set forth in Paragraph 8 below, the Issuers shall not be
                                 -----------
required to make mandatory redemption or sinking fund payments with respect to the Notes.

     8.  Repurchase at the Option of Holders.
         -----------------------------------

          (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") pursuant to Section 4.08 of the
                  -----------------------
Indenture to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. The Issuers shall first comply with the subordination provisions of the Indenture before they shall be required to repurchase Notes pursuant to a Change of Control Offer.

          (b) If the Issuers or a Restricted Subsidiary consummates any Asset Sales, the Issuers shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Sections 3.09 and 4.15 of the Indenture to
     ----------------
purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.
                               --- ----

          (c) Holders of Notes that are the subject of a Change of Control Offer or an Asset Sale Offer, as applicable, will receive notice from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          9.  Gaming Redemption.  Notwithstanding any other provision of this
              -----------------
Note, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at their option,
(i) to require such Holder or beneficial owner to dispose of such Holders or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to redeem the Notes of such Holder or beneficial owner at the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired such Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Holder or beneficial owner of Notes applying for a license, qualification or a finding of suitability with any Gaming Authority must pay all costs of the licensure or investigation for such qualification or finding of suitability. The Issuers shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or a finding of suitability.

          10.  Notice of Redemption.  Except in the case of a redemption
               --------------------
effected pursuant to Section 9 hereof, notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

          11.  Denominations, Transfer, Exchange.  The Notes are in registered
               ---------------------------------
form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the date on which a notice of redemption is mailed or during the period between a Record Date and the corresponding Interest Payment Date.

          12.  Persons Deemed Owners. The registered Holder of a Note may be
               ---------------------
treated as its owner for all purposes.

          13.  Amendment, Supplement and Waiver.  The Issuers and the Trustee
               --------------------------------
may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things: (1) to cure any ambiguity, defect or inconsistency, (2) to comply with Section 5.01 of the Indenture, (3) to provide
                                  ------------
for uncertificated Notes in addition to or in place of certificated Notes, (4) to make any change that does not adversely affect the legal rights hereunder of any Noteholder, (5) to add to the covenants, conditions and restrictions of the Issuers, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuers, or (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted.

          Upon the request of the Issuers accompanied by a resolution of the Management Committee of the Company and a resolution of the board of directors of Capital authorizing the execution of any such amended or supplemental Indenture, and upon the receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture, the Trustee shall join the Issuers in its execution of any such amended or supplemental Indenture and shall make such further appropriate agreements and stipulations as may be therein contained; provided that the Trustee shall not be obligated to enter into any such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          (b)  Except as provided in Section 9.02(b) of the Indenture and
                                     ---------------
subject to Sections 6.02, 6.04 and 6.07 thereof, (i) the Issuers and the Trustee
           ----------------------------
may amend, modify or supplement the Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including without limitation consents obtained in connection with a purchase of, or tender offer in exchange for, the Notes) and
(ii) the Holders of a majority in aggregate principal amount of the Notes then outstanding may by written instrument waive any existing default or compliance in a particular instance by the Issuers with any provision of the Indenture or the Notes.

          (c) Notwithstanding anything to the contrary contained in the Indenture or the Notes, without the written consent of each Holder affected thereby, no amendment, modification or supplement of the Indenture or the Notes, and no waiver of any default of rights thereunder may (with respect to any of the Notes held by any non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 2.11, 3.09, 4.08 and 4.15 of the Indenture), (iii) reduce
            ----------------------------------
the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of, or premium, interest or Liquidated Damages (if any) on, the Notes (except a rescission of acceleration of the Notes by Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in Sections 6.04 or 6.07 of the
                                             ---------------------
Indenture or in the foregoing amendment and waiver provisions or (vii) waive a redemption payment with respect to any Note (other than a payment required by the provisions described in Sections 2.11, 3.09, 4.08 and 4.15 of the
                            ----------------------------------
Indenture).

     14.  Defaults and Remedies.  Events of Default include:
          ---------------------

          (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes (whether or not prohibited by

     Article 10 of the Indenture);
     ----------

          (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the
                                                     ----------
     Indenture);

          (iii) failure by the Issuers to comply with the repurchase provisions of Sections 3.09, 4.08 or 4.15 of the Indenture or the covenants contained
        ---------------------------
     in Section 4.05 of the Indenture;
        -----------------------------

          (iv) failure by the Issuers for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Issuers or any of their Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture having an outstanding principal amount of more than $5.0 million, individually or in the aggregate, if such Indebtedness has been accelerated (or has matured);

          (vi) failure by the Issuers or any of their Restricted Subsidiaries to pay final non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) any Guarantee of a Significant Guarantor shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Significant Guarantor, or any Person acting on behalf of any Significant Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (viii) any Gaming License relating to a Material Gaming Facility is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 30 days of any material portion or aspect of the Gaming Business of any Gaming Facility;

          (ix)  the Member Notes represent Indebtedness for more than 90 days;

          (x) either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, considered together, would constitute a Significant Subsidiary of either Issuer, pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing its inability to pay its debts as they become due; and

          (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries of either Issuer that, considered together, would constitute a Significant Subsidiary of either Issuer, in an involuntary case, (B) appoints a custodian of either Issuer or any Significant Subsidiary of either Issuer, or for all or substantially all of the property of either Issuer or any Significant Subsidiary of either Issuer, or (C) orders the liquidation of either Issuer, any Significant Subsidiary of either Issuer, or any group of Subsidiaries that, considered together, would constitute a Significant Subsidiary of either Issuer; and the order or decree remains unstayed and in effect for 60 consecutive days.

     15.  Trustee Dealings with the Issuers.  The Trustee under the Indenture,
          ---------------------------------
or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if the Trustee were not Trustee.

     16.  No Recourse Against Others.  A director, officer, employee, member,
          --------------------------
manager or stockholder, as such, of the Issuers or of any Guarantor shall not have any liability for any obligations of the Issuers or any Guarantor under the Notes or the Indenture or for any claim based thereon, in respect of or by reason of such status as director, officer, employee, member, manager or stockholder. Each Noteholder by accepting a Note waives and releases all such liability.

     17.  Authentication.  This Note shall not be valid until authenticated by
          --------------
the manual signature of the Trustee or an authenticating agent.

     18.  Abbreviations.  Customary abbreviations may be used in the name of a
          -------------
Noteholder or an assignee, such as: TEN CO (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19.  Additional Rights of Holders.  In addition to the rights provided to
          ----------------------------
Holders of the Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement.

     20.  CUSIP Numbers.  The Issuers have caused one or more CUSIP numbers to
          -------------
be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption or exchange as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and reliance may be placed only on the other identification numbers placed thereon.

     21.  GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN
          -------------
AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED.

          The Issuers shall furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: Eldorado Resorts LLC, 345 North Virginia Street, Reno, Nevada 89501, Attention:
Secretary.

                                ASSIGNMENT FORM


To assign this Note, fill in the form below:



I or we assign and transfer this Note to:


     _____________________________________________
     (Assignee)


     _____________________________________________
     (Assignee's soc. sec. or tax I.D. no.)


     _____________________________________________
     (Assignee's name, address and zip code)



and irrevocably appoint:


     _____________________________________________


as agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him or her.

Dated:    _____________________


                                   -------------------------------------------
                                   (name as appears on the face of the Note)


                                   By:
                                      ----------------------------------------

                                   Signature guaranteed by:
                                                           -------------------

                       OPTION OF HOLDER TO ELECT PURCHASE



     If you want to elect to have this Note purchased by the Issuers pursuant to

Sections 3.09 and 4.08 or Section 4.15 of the Indenture and paragraph 8 of this
- --------------------------------------                      -----------
Note, check the box:

         [_]

          If you want to elect to have only part of this Note purchased by the Issuers pursuant to Sections 3.09 and 4.08 or Section 4.15 of the Indenture and
                    --------------------------------------
paragraph 8 of this Note, state the amount:
- -----------

          $___________________________________
           (in an integral multiple of $1,000)



Date:               Your Signature:__________________________________________
                                    (Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:

              SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES/1/


The following exchanges of a part of this Global Note for Certificated Notes have been made:


                                              Principal      Signature
                Amount of      Amount of      Amount of      of authorized
                Decrease in    Increase in    this Global    officer of
                Principal      Principal      Note           Trustee or
Date of         Amount of      Amount of      following      Global Note
Exchange        this Global    this Global    such           Holder
                Note           Note           decreases
                                              (or increases)

- --------------
/1/  This is to be included only if the Note is in global form.

                                                                       EXHIBIT C

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re: 10 1/2% Senior Subordinated Note due 2006 of Eldorado Resorts LLC and Eldorado Capital Corp.

     This Certificate relates to $___________ principal amount of Notes held in
* _____________ book-entry or * ______________ certificated form by
________________ (the "Transferor").
                       ----------

     The Transferor*:

     [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary, a Note or Notes in certificated, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [_] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify as follows:

     [_] Such Note is being acquired for its own account, without transfer.

     [_]  Such Note is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A or in a
                        --------------
          transaction meeting the requirements of Regulation S under the Securities Act.

     [_] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

     [_] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144 or Regulation S under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                              ________________________________
                              Insert Name of Transferor

                              By: ____________________________
Dated:

_________________________
* Check applicable box

                                                                       EXHIBIT D

                                 FORM OF LEGAL
                              OPINION ON TRANSFER

                                                       __________________, 199__

Eldorado Resorts LLC
Eldorado Capital Corp.
345 Virginia Street
Reno, Nevada  89501

          Re:  10 1/2% Senior Subordinated Notes Due August 15,
               2006 of Eldorado Resorts LLC and Eldorado Capital Corp.
               -------------------------------------------------------

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the sale by _________________ (the "Transferor") to __________________ (the "Purchaser") of
                        ----------                               ---------
$________ aggregate principal amount of 10 1/2% Senior Subordinated Notes due 2006 of Eldorado Resorts LLC and Eldorado Capital Corp. (the "Notes").
                                                              -----

     We have examined such documents and records as we have deemed appropriate. In our examination of the foregoing, we have assumed the authenticity of all documents, the genuineness of all signatures and the due authorization, execution and delivery of the aforementioned by each of the parties thereto. We have further assumed the accuracy of the representations contained in the documents referred to above made by the parties executing such documents. We have also assumed that the sale of the Notes to the Transferor was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").
                       --------------

     Based on the foregoing, we are of the opinion that the sale to the Purchaser of the Notes does not require registration of such Notes under the Securities Act.

                              Very truly yours,

                                   EXHIBIT E

                          Form of Subsidiary Guarantee

          THIS GUARANTEE (as the same may be amended, modified or supplemented from time to time, this "Guarantee"), dated as of _____________, is made by _____________________________ (hereinafter referred to as the "Guarantor") in favor of Fleet National Bank, a national banking association, as trustee under the Indenture hereinafter described (the "Trustee"), for the ratable benefit of the holders from time to time (the "Holders") of the Senior Subordinated Notes (as hereinafter defined).

          All terms not otherwise defined herein shall have for the purposes hereof the meanings set forth in the Indenture (as hereinafter defined) unless the context otherwise requires.

                                    Recitals

     A. Eldorado Resorts LLC (the "Company") and Eldorado Capital Corp. ("Capital" and, together with the Company, the "Issuers") are parties to that certain indenture dated as of July 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Indenture") among the Issuers and the Trustee, pursuant to which the Issuers issued $100.0 million principal amount of their 10 1/2% Senior Subordinated Notes due 2006 (including all Private Placement Notes and Exchange Notes issued from time to time pursuant to the Indenture, collectively, the "Senior Subordinated Notes"); and

     B. The Guarantor is a direct or indirect Subsidiary of the Company, and will derive both direct and indirect economic benefit from the proceeds of the Senior Subordinated Notes and other financial accommodations made to the Issuers under the Indenture.

     C. The Indenture requires that the Guarantor execute and deliver this Guarantee to guarantee the payment and performance by the Issuers of all of their obligations under the Indenture and the Senior Subordinated Notes, including, in each case, all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Issuers or such Guarantor but for the effect of the Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (collectively, the "Guaranteed Obligations").

          NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the Indenture or otherwise) heretofore, now or hereafter made to or for the benefit of the Issuers pursuant to the Indenture or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor and the Trustee agree as follows:

     1.   The Guarantee.  The Guarantor hereby absolutely, unconditionally and
          -------------
irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Guaranteed Obligations; provided, however, the obligations of the Guarantor hereunder shall be limited to the maximum amount which may be paid hereunder without resulting in any payment hereunder being deemed to constitute a fraudulent conveyance. This Guarantee is a guarantee of payment and not of collection. All payments made by the Guarantor under this Guarantee shall be paid at the place and in the manner specified in the Indenture and the Senior Subordinated Notes.

     2.   Amendments, etc. with respect to the Guaranteed Obligations; Waiver of
          ----------------------------------------------------------------------
Rights.  The Guarantor shall remain obligated hereunder notwithstanding that
- ------
without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor any demand for payment of any of the Guaranteed Obligations made by the Trustee or the Holders may be rescinded by them and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or the Holders, and the Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Trustee or the Holders may deem advisable from time to time or as provided in the Indenture, and any guarantee or right of offset at any time held by the Trustee for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.

     3.   Guarantee Absolute and Unconditional.  The Guarantor waives any and
          ------------------------------------
all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Trustee or the Holders upon this Guarantee, the Guaranteed Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Issuers and the Guarantor, on the one hand, and the Trustee and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Issuers or the Guarantor with respect to the Guaranteed Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Indenture or any of the Senior Subordinated Notes, any of the Guaranteed Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or the Holders, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Issuers against the Trustee or the Holders, or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Issuers or such Guarantor) which constitute, or might be construed to constitute, an equitable or legal discharge of the Issuers for the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Trustee and/or the Holders may, but shall be under no obligation to, pursue such rights and remedies as it or they may have against the Issuers or any other Person or against any guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Trustee or the Holders to pursue such other rights or remedies or to collect any payments from the Issuers or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Issuers or any such other Person or any such guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available an a matter of law, of the Trustee and/or the Holders against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Trustee, and its successors, indorsees, transferees and assigns, and the Holders from time to time of the Senior Subordinated Notes until all the Guaranteed Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Indenture the Issuers may be free from any Guaranteed Obligations.

     4.   Discharge Only Upon Payment In Full; Reinstatement In Certain
          -------------------------------------------------------------
Circumstances.  The Guarantor's obligations hereunder shall remain in full force
- -------------
and effect until the Guaranteed Obligations shall have been paid in full or released pursuant to Section 4.16 of the Indenture. If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuers or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     5.   Waiver by the Guarantor.  The Guarantor irrevocably waives acceptance
          -----------------------
hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuers or any other Person.

     6.   Subrogation.  Notwithstanding any payments made by the Guarantor under
          -----------
this Guarantee, the Guarantor shall not be entitled to be subrogated to any of the rights of any other Guarantor, the Trustee or any Holder against the Issuers until all amounts of principal of and interest and premium on the Senior Subordinated Notes and all other amounts payable by the Issuers under the Indenture and the Senior Subordinated Notes and by the Guarantor under its Guarantee have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, at such time and in such order as the Trustee may determine.

     7.   Stay of Acceleration.  In the event that acceleration of the time for
          --------------------
payment of any of the Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of the Issuers, all such amounts otherwise subject to acceleration under the terms of the Indenture and the Senior Subordinated Notes shall nonetheless be payable by the Guarantor forthwith on demand by the Trustee.

     8.   Subordination.
          -------------

     a.   Definitions.  As used in this Section 8, the terms set forth below
          -----------
shall have the following meanings:

     "Designated Guarantor Senior Debt" shall mean (i) the guarantee by the Guarantor of Indebtedness under the Senior Credit Agreement and (ii) other Guarantor Senior Debt permitted to be incurred by the Guarantor under the terms of the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Management Committee as "Designated Guarantor Senior Debt."

     "Guarantor Senior Debt" shall mean (i) the guarantee by the Guarantor of Indebtedness under the Senior Credit Agreement and (ii) any other Indebtedness permitted to be incurred by the Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Guarantor Senior Debt. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Guarantor, (b) any Indebtedness of the Guarantor to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture.

     b.   Agreement to Subordinate.  The Guarantor agrees, and each Holder by
          ------------------------
accepting a Note agrees, that the payment of the

Guaranteed Obligations is subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full of all Guarantor Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Guarantor Senior Debt.

     c.   Liquidation; Dissolution; Bankruptcy.  Upon any distribution to
          ------------------------------------
creditors of the Guarantor in a liquidation or dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, an assignment for the benefit of creditors or any marshalling of the Guarantor's assets and liabilities:

          (i) holders of Guarantor Senior Debt of the Guarantor shall be entitled to receive payment in full of all Obligations due in respect of such Guarantor Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt) before the Holders shall be entitled to receive any payment with respect to the Guarantee (except that Holders may receive securities that are subordinated at least to the same extent as the Guarantees to Guarantor Senior Debt and any securities issued in exchange for Guarantor Senior Debt); and

          (ii) until all Obligations with respect to Guarantor Senior Debt of the Guarantor are paid in full, any distribution to which the Holders of Notes would be entitled but for this Section 8 shall be made to the holders of such Guarantor Senior Debt (except that Holders may receive securities that are subordinated at least to the same extent as the Guarantee to Guarantor Senior Debt and any securities issued in exchange for Guarantor Senior Debt).

     d.   Default on Designated Guarantor Senior Debt.  The Guarantor may not
          -------------------------------------------
make any payment upon or in respect of the Guarantee (except that Holders may receive securities that are subordinated to the same extent as the Notes to Guarantor Senior Debt and any securities issued in exchange for Guarantor Senior
Debt) if:

          (i) a default in the payment of the principal of, or premium or interest on, or fees or other amounts owing with respect to, Designated Guarantor Senior Debt occurs and has not been cured or waived in writing; or

          (ii) any other default occurs and is continuing with respect to Designated Guarantor Senior Debt that permits holders of the Designated Guarantor Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Guarantor or the holders of any Designated Guarantor Senior Debt.

          Payments on the Guarantee may and shall be resumed:

          (y) in the case of default referred to in Section 8(d)(i), upon the date on which such default is cured or waived, and

          (z) in case of a default referred to in Section 8(d)(ii), the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Guarantor Senior Debt has been accelerated.

     No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default referred to in Section 8(d)(ii) hereof that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (unless such nonpayment default shall have been cured or waived for a period of not less than 180 days).

     e.   Acceleration of Guarantee.  The Guarantor shall promptly notify
          -------------------------
holders of Guarantor Senior Debt of the receipt by the Issuers of an acceleration notice following an Event of Default under the Indenture.

     f.   When Distribution Must Be Paid Over.  In the event that the Trustee or
          -----------------------------------
any Holder receives any payment of any Obligations with respect to the Guarantee at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 8(d) hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and, upon written request, shall be paid forthwith over and delivered to, the holders of Guarantor Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Debt.

     With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 8, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Guarantee against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Guarantor or any other Person money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Section 8, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     g.   Notice by the Guarantor.  The Guarantor shall promptly notify the
          -----------------------
Trustee and the Paying Agent of any facts known to the Guarantor that would cause a payment of any obligations with respect to the Guarantee to violate this
Section 8, but failure to give such notice shall not affect the subordination of the Guarantee to the Guarantor Senior Debt as provided in this Section 8.

     h.   Subrogation.  After all Guarantor Senior Debt is irrevocably paid in
          -----------
full in cash or cash equivalents reasonably satisfactory to the holders thereof and until the Guaranteed Obligations are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Guarantee) to the rights of holders of Guarantor Senior Debt to receive distributions applicable to Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Guarantor Senior Debt. A distribution made under this Section 8 to holders of Guarantor Senior Debt that otherwise would have been made to Holders is not, as between the Guarantor and Holders, a payment by the Guarantor on the Guarantee.

     i.   Relative Rights.  This Section 8 defines the relative rights of
          ---------------
Holders and holders of Guarantor Senior Debt.  Nothing in this Guarantee shall:

          (i) impair, as between the Guarantor and Holders, the obligation of the Guarantor, which is absolute and unconditional, to pay the Guaranteed Obligations in accordance with the terms of this Guarantee;

          (ii) affect the relative rights of Holders and creditors of the Guarantor other than their rights in relation to holders of Guarantor Senior Debt; or

          (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Guarantor Senior Debt to receive distributions and payments otherwise payable to Holders.

     j.   Subordination May Not Be Impaired by the Guarantor.  No right of any
          --------------------------------------------------
holder of Guarantor Senior Debt to enforce the subordination of the Indebtedness evidenced by the Guarantee shall be impaired by any act or failure to act by the Guarantor or any Holder or by the failure of the Guarantor or any Holder to comply with this Guarantee.

     k.   Distribution or Notice to Representative.  Whenever a distribution is
          ----------------------------------------
to be made or a notice given to holders of

Guarantor Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Guarantor referred to in this Section 8, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Debt and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

     l.   Rights of Trustee and Paying Agent.  Notwithstanding the provisions of
          ----------------------------------
this Section 8 or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Guarantee, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Guarantee to violate this Section
8. Only the Guarantor or a Representative may give the notice.  Nothing in this
Section 8 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Guarantor Senior Debt (or a Representative of such holder) to establish that such notice has been given by a holder of Guarantor Senior Debt (or a Representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Section 8, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Section 8, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Guarantee pending judicial determination as to the rights of such Person to receive such payment.

     The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     m.   Authorization to Effect Subordination.  Each Holder of a Note by the
          -------------------------------------
Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 8, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 of the Indenture at least 30 days before the expiration of the time to file such claim, the holders of Guarantor Senior Debt (or a Representative of any such holder) are hereby authorized to file an appropriate claim for and on behalf of the Holders.

     n.   Amendments.  The provisions of this Section 8 shall not be amended or
          ----------
modified without the written consent of the holders of all Guarantor Senior
Debt.

     9.   Merger, Consolidation or Sale of Assets.
          ---------------------------------------

     a. The Guarantor may not, in a single transaction or series of transactions, consolidate with or merge with or into (whether or not the Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with the Guarantor, unless (i) subject to the provisions of Section 9(b), the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor, pursuant to a supplemental Guarantee in form and substance reasonably satisfactory to the Trustee, under the Guarantee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) the Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of the Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 of the Indenture; provided, however, that the foregoing will not apply to the consolidation or merger of the Guarantor with and into either Issuer or another Guarantor.

     b. In the event of a sale or other disposition of all of the assets of the Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of the Guarantor, then the Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of the Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be released and relieved of any obligations under this Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.15 of the Indenture. In addition, in the event the Management Committee designates the Guarantor to be an Unrestricted Subsidiary, then the Guarantor shall be released and relieved of any obligations under this Guarantee; provided that such designation is conducted in accordance with Section 4.05 of the Indenture.

     10.  Miscellaneous.
          -------------

     a.   Benefits of Guarantee; Successors and Assigns.  Nothing in this
          ---------------------------------------------
Guarantee, expressed or implied, shall give to any person, other than Trustee, the Holders and their respective successors, transferees and assigns hereunder, any benefit or any legal or equitable rights, remedy or claim under this Guarantee. This Guarantee shall be binding upon the Guarantor, its successors and assigns, and inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee, the Holders and their respective successors, transferees and assigns. The Guarantor shall not, without the prior written consent of Trustee, assign any rights, duties or obligations under this Guarantee.

     b.   Notices.  All notices, demands and other communications hereunder
          -------
shall be given and shall be effective in accordance with the Indenture, except that notices to the Guarantor shall be given to its address set forth on the signature page hereof, or to such other address as the Guarantor may specify in writing from time to time to the Trustee.

     c.   Amendments.  Neither this Guarantee nor any provision hereof may be
          ----------
amended, modified, waived, discharged or terminated other than pursuant to the provisions of the Indenture.

     d.   No Personal Liability of Directors, Officers, Employees, Partners and
          ---------------------------------------------------------------------
Stockholders.  No past, present or future director, officer, employee,
- ------------
incorporator, partner or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of, or by reason of, this Guarantee. Each Holder by accepting a Note has waived and released all such liability. The waiver and release are part of the consideration for issuance of this Guarantee.

     e.   Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT
          -------------
REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, SHALL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE.

     f.   No Adverse Interpretation of Other Agreements.  This Guarantee may not
          ---------------------------------------------
be used to interpret any other guarantee, indenture, loan or debt agreement of the Issuers, the Guarantor or their respective Subsidiaries or of any other Person. Any such guarantee, indenture, loan or debt agreement may not be used to interpret this Guarantee.

     g.   Successors.  All agreements of the Guarantor in this Guarantee shall
          ----------
bind its successors. All agreements of the Trustee in this Guarantee shall bind its successors.

     h.   Severability.  In case any provision in this Guarantee shall be
          ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     i.   Counterpart Originals.  The parties may sign any number of copies of
          ---------------------
this Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

     j.   Headings, etc.  The headings of the sections of this Guarantee have
          --------------
been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the undersigned Guarantor has caused this instrument to be duly executed and delivered to the Trustee as of the date first above written.

                              [GUARANTOR]
                              [Address]

                              By:_______________________________
                              Name:
                              Title: